UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.       )
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Lance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[LANCE, INC. LOGO]
Charlotte, North Carolina
Notice of Annual Meeting of Stockholders to be held April 24, 2008
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. will be held at Harris Conference Center, 3216 Central Piedmont Community College (CPCC) West Campus Drive (Off Morris Field Drive), Charlotte, North Carolina 28208, on Thursday, April 24, 2008, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:
1.	The election of three directors.

2.	A proposal for the approval of the Lance, Inc. 2008 Director Stock Plan.

3.	A proposal to ratify the selection of KPMG LLP as independent public accountants for the fiscal year 2008.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 12, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of the Common Stock of Lance, Inc. of record at that date will be entitled to notice of or to vote at the meeting.
By Order of the Board of Directors
Rick D. Puckett
Secretary
Charlotte, North Carolina
March 24, 2008
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on April 24, 2008
     The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 29, 2007 are available at www.edocumentview.com/LNCE.
     The Board of Directors will appreciate your prompt vote by a toll-free telephone number, the Internet or the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are on the proxy card.

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PROXY STATEMENT
Principal Stockholders and Holdings of Management
Election of Directors
The Board of Directors and its Committees
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Audit Committee Report
Director Compensation
Executive Officer Compensation
Equity Compensation Plans
Approval of 2008 Director Stock Plan
Ratification of Selection of Independent Public Accountants
Section 16(A) Beneficial Ownership Reporting Compliance
Related Person Transactions
Stockholder Proposals for 2009 Annual Meeting

LANCE, INC.
14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. to be held at Harris Conference Center, 3216 CPCC West Campus Drive, Charlotte, North Carolina 28208, at 2:00 p.m., local time, on Thursday, April 24, 2008. This Proxy Statement and accompanying Proxy are first being sent to our stockholders on or about March 24, 2008. Our principal office is located at 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina.
     Solicitation other than by mail may be made personally and by telephone by our regularly employed officers and employees who will not be additionally compensated therefor. We will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, we have engaged Georgeson Shareholder to deliver proxy materials to, and solicit proxies from, these institutions. Georgeson Shareholder will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $7,000. The total cost of soliciting proxies will be borne by us.
     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Post Office Box 32395, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as instructed in the proxy at the meeting or any adjournment thereof.
     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. Proposals by stockholders, if any, which are properly submitted to our Secretary within the time period and in the manner provided in our Bylaws will also be considered at the meeting. If any such proposals or any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.
     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of our Common Stock held by them of record at the close of business on March 12, 2008 which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A list of stockholders entitled to notice of the meeting will be available at our offices at 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina during ordinary business hours from March 26, 2008 through the day of the meeting.
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock outstanding on March 12, 2008 was 31,360,651.

Principal Stockholders and Holdings of Management
     As of February 1, 2008, the only persons known by us to be the beneficial owner of more than 5% of our Common Stock were as follows:

	Number of Shares		Percent of
Name and Address of	and Nature of		Common Stock
Beneficial Owner	Beneficial Ownership		Outstanding (1)
Barclays Global Investors, NA	1,700,626	(2)	5.5%
45 Fremont Street
San Francisco, CA 94105

Nan D. Van Every	1,658,778	(3)	5.3%
6001 Pelican Bay Boulevard
Naples, FL 34108

Wellington Management	3,208,022	(4)	10.3%
Company, LLP
75 State Street
Boston, MA 02109

Keeley Asset Management Corp.	1,627,500	(5)	5.2%
and Keeley Small Cap Value
Fund, as a group
401 South LaSalle Street
Chicago, Illinois 60605

(1)	Based on 31,212,443 shares outstanding on February 1, 2008 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2)	Based on a Schedule 13G filed on February 5, 2008 by Barclays Global Investors, NA, a bank, and affiliates reporting shares held on December 31, 2007. The Schedule 13G reports that Barclays Global Investors, NA and affiliates have sole power to vote 1,278,180 of such shares and sole power to dispose of 1,700,626 of such shares.

(3)	Based on a Schedule 13G filed on February 28, 2008 by Nan D. Van Every, reporting shares held on December 31, 2007. The Schedule 13G reports that Nan D. Van Every has sole power to vote 1,658,778 of such shares and sole power to dispose of 1,658,778 of such shares. As of December 31, 2007, such shares included currently exercisable options to acquire 154,635 shares of outstanding Common Stock.

(4)	Based on Amendment 1 to a Schedule 13G filed on February 14, 2008 by Wellington Management Company, LLP, an investment adviser, reporting shares held on December 31, 2007. The Amendment reports that Wellington Management Company, LLP has shared power to vote 2,294,784 shares and shared power to dispose of 3,208,022 shares.

(5)	Based on a Schedule 13G filed jointly on February 14, 2008 by Keeley Asset Management Corp. and Keeley Small Cap Value Fund, reporting shares held on December 31, 2007. The Schedule 13G reports that Keeley Asset Management Corp. has sole power to vote 1,627,500 shares and sole power to dispose of 1,627,500 shares.
     Based on information available to us, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 2008, approximately 4,700,000 shares of our Common Stock (approximately 15% of the outstanding shares). Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to us. There are approximately 85 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 1, 2008, information as to the beneficial ownership of our $.83-1/3 par value Common Stock by all directors and nominees, executive officers named in the Summary Compensation Table below, and our directors and executive officers as a group.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Barbara R. Allen	6,200	(3)	*

Jeffrey A. Atkins	2,000	(4)	*

J. P. Bolduc	2,000	(4)	*

William R. Holland	27,054	(5)	*

James W. Johnston	1,456,094	(6)	4.7%

W. J. Prezzano	23,500	(7)	*

David V. Singer	92,101	(8)	*

	800,000	(9)	2.6%

Robert V. Sisk	5,280	(10)	*

Dan C. Swander	4,000	(11)	*

Isaiah Tidwell	25,944	(5)	*

S. Lance Van Every	334,329	(12)	1.1%

Frank I. Lewis	23,936	(13)	*

Glenn A. Patcha	31,117	(14)	*

Rick D. Puckett	43,120	(15)	*

Blake W. Thompson	30,933	(16)	*

Directors and all executive officers as a group (17 persons)	3,000,933	(17)	9.5%

*	Less than 1%.

(1)	All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2)	Based on 31,212,443 shares outstanding on February 1, 2008 plus options, if any, held by such person that are currently exercisable or exercisable within 60 days.

(3)	Includes 3,000 shares of restricted stock.

(4)	Includes 2,000 shares of restricted stock.

(5)	Includes 20,000 shares subject to exercisable options and 5,000 shares of restricted stock.

(6)	Includes 788,929 shares held in a trust of which Mr. Johnston’s wife is a co-trustee. Mr. Johnston’s wife shares voting and dispositive power over such shares and is the beneficiary with respect to approximately one-third of such shares. All of the 788,929 shares are pledged as security. Also includes 638,365 shares held directly by Mr. Johnston’s wife and 25,000 shares held in another trust for the benefit of Mr. Johnston’s wife.

(7)	Includes 18,500 shares subject to exercisable options and 5,000 shares of restricted stock.

(8)	Includes 89,101 shares subject to exercisable options and 3,000 shares of restricted stock. Does not include 300,000 restricted stock units and 24,433 dividend equivalent units, each equivalent to one share of Common Stock, that vest on May 11, 2010 pursuant to the terms of the Restricted Stock Unit Award Agreement, as amended, described under “Executive Officer Compensation—Summary of Compensation and Grants of Planned Based Awards—Employment and Other Agreements” below.

(9)	Consists of shares held by the Philip L. Van Every Foundation (the “Foundation”) of which Mr. Singer is a member of the Board of Administrators, which holds the sole voting and dispositive power of such shares.

(10)	Includes 222 shares held by Mr. Sisk’s wife and 5,000 shares of restricted stock.

(11)	Includes 4,000 shares of restricted stock.

(12)	Includes 44,000 shares subject to options currently exercisable, 5,000 shares of restricted stock and 249,049 shares pledged as security. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,710 shares as to which he had shared power to vote and dispose.

(13)	Includes 13,186 shares subject to exercisable options and 1,825 shares of restricted stock.

(14)	Includes 11,117 shares subject to exercisable options and 20,000 shares of restricted stock.

(15)	Includes 21,420 shares subject to exercisable options and 20,850 shares of restricted stock.

(16)	Includes 14,356 shares subject to exercisable options and 15,675 shares of restricted stock.

(17)	Includes 322,377 shares subject to exercisable options held by directors and executive officers, 800,000 shares held by the Foundation of which Mr. Singer is a member of the Board of Administrators, 99,575 shares of restricted stock and 1,038,753 shares pledged as security.
Election of Directors
     At the meeting, three directors will be elected to serve until the Annual Meeting of Stockholders in 2011. Each director will be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker “non-votes” are not taken into account in determining a plurality.
     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.
     Of the three nominees listed below, James W. Johnston is a nominee for his first term as a member of the Board of Directors. W. J. Prezzano and William R. Holland are currently members of the Board of Directors. Mr. Prezzano was elected to his current term, which expires in 2008, at the Annual Meeting of Stockholders held April 21, 2005. Mr. Holland was elected to his current term, which expires in 2009, at the Annual Meeting of Stockholders held April 27, 2006.
     Although Mr. Holland’s current term does not expire until 2009, he has been nominated in connection with a realignment of the classes of directors as a nominee for election at the 2008 Annual Meeting of Stockholders to the class of Directors serving until the 2011 Annual Meeting of Stockholders. If Mr. Holland is elected, he will resign from the class of Directors serving until 2009 and his eligibility to serve on the Board of Directors will be automatically extended under the age guidelines for membership on the Board of Directors by two years until his age 72.
     Each of the nominees qualifies as an independent director under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Name and Director Since (1)	Age	Information About Nominees and Directors
William R. Holland 1993	69	Private investor since 2001; Chief Executive Officer of United Dominion Industries Limited, Charlotte, NC (diversified manufacturing company), 1986-2000; Chairman of United Dominion Industries Limited, 1986-2001; Director of Goodrich Corp. and EnPro Industries, Inc.

James W. Johnston(2)	61	President and Chief Executive Officer of Stonemarker Enterprises, Inc., Mooresville, NC (consulting and investment company), since 1996; Vice Chairman of RJR Nabisco, Inc., Winston-Salem, NC (diversified manufacturer of consumer products), 1995-1996; Chairman of R. J. Reynolds Tobacco Worldwide, 1993-1996; Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Co., 1989-1996. Director of Sealy Corporation.

W. J. Prezzano 1998	67	Chairman of the Board of Lance, Inc. since 2005; Private investor since 1997; Vice Chairman of Eastman Kodak, Inc., Rochester, NY (imaging), 1996-1997; Director of TD Bank Financial Group (Toronto, Canada), TD Banknorth, Inc., TD Ameritrade Holding Corporation, Roper Industries, Inc. and EnPro Industries, Inc.
     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2009, at the Annual Meeting of the Stockholders held April 27, 2006.

Name and Director Since (1)	Age	Information About Nominees and Directors
Jeffrey A. Atkins 2006	59	Executive Vice President and Chief Financial Officer, ACH Food Companies, Inc., Memphis, TN (a food manufacturer, distributor and marketer), since 2003; private investor, 2001-2003; Chief Financial Officer, Springs Industries, Inc., Fort Mill, SC (a manufacturer and distributor of textile home furnishings), 1999-2001; Chief Executive Officer and Chief Financial Officer, Pete’s Brewing Company, Palo Alto, CA (a craft-beer brewer and marketer), 1997-1998. From 1977 to 1996, The Quaker Oats Co., Chicago, IL (a food and beverage marketer and manufacturer), where he held various positions including Vice President of Corporate Planning from 1995 to 1996

J. P. Bolduc 2006	68	Chairman and Chief Executive Officer, JPB Enterprises, Inc., Columbia, MD (a private investment holding company), since 1995; President and Chief Executive Officer, J.A. Jones, Inc. (a multi-national construction, real estate and related engineering services company), 2003-2005; President and Chief Executive Officer, W.R. Grace & Co. (a specialty chemicals and health care company), 1990-1995. Mr. Bolduc is a director of EnPro Industries, Inc., Unisys Corporation and Management Consulting Group PLC

Isaiah Tidwell 1995	63	Private investor since 2005; Georgia Wealth Management Director, Executive Vice President — Wachovia Bank, N.A., Atlanta, GA, 2001-2005; President, Georgia Banking — Wachovia Bank, N.A., Atlanta, GA, 1999-2001; and Executive Vice President and Southern/Western Regional Executive of Wachovia Bank, N.A., 1996-1999; Director of Ruddick Corporation and Lincoln National Corporation

     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2010, at the Annual Meeting of the Stockholders held April 26, 2007.

Name and Director Since (1)	Age	Information About Nominees and Directors
David V. Singer 2003	52	President and Chief Executive Officer of Lance, Inc. since 2005; Executive Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, Charlotte, NC (beverage manufacturing and distribution), 2001-2005; Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, 1986-2001

Dan C. Swander 2004	64	Operating Partner, Swander Pace Capital, San Francisco, CA (equity investment firm specializing in consumer products and related industries) since 2006; Executive Vice President, Basic American Foods, Inc., Walnut Creek, CA (food manufacturing), 2004-2005; President and Chief Operating Officer of International Multifoods Corporation, Minnetonka, MN (food manufacturing), 2001—2004; Chairman and Director, Swander Pace & Company, San Francisco, CA (strategy consulting firm specializing in the food, beverage and packaged goods industries), 1987-2001

S. Lance Van Every (2)(3) 1990	60	Private investor for more than the past five years

(1)	The information about the directors was furnished to us by the directors.

(2)	Mr. Van Every and Mr. Johnston’s wife are cousins and Robert V. Sisk’s wife and Mr. Johnston’s wife are cousins.

(3)	Mr. Van Every and Robert V. Sisk’s wife are cousins.
     Robert V. Sisk will retire from the Board of Directors in accordance with the age guidelines for membership on the Board of Directors when his term expires at the 2008 Annual Meeting of Stockholders. Barbara R. Allen will not stand for re-election to the Board of Directors when her term expires at the 2008 Annual Meeting of Stockholders.
The Board of Directors and its Committees
     The Board of Directors met five times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he or she served. Each of the members of the Board of Directors is requested to attend in person the Annual Meeting of Stockholders, and all of the then members of the Board of Directors attended the 2007 Annual Meeting of Stockholders, except for Mr. Bolduc.
     The full Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Barbara R. Allen, Jeffrey A. Atkins, J. P. Bolduc, William R. Holland, W. J. Prezzano, Robert V. Sisk, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. In April 2007, W. J. Prezzano was re-elected as Chairman of the Board to serve as our non-executive chairman in accordance with the Bylaws.
     In addition to its other committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The written charters of all of the Committees are posted on our website, www.lance.com, under the Investor Relations tab.
     Audit Committee. The Audit Committee is composed of Robert V. Sisk, Chairman, Barbara R. Allen, Jeffrey A. Atkins, W. J. Prezzano and Isaiah Tidwell and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board of Directors has determined that Mr. Atkins is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. All of the members of the Audit Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Audit Committee met five times during the fiscal year. The report of the Audit Committee with respect to the 2007 fiscal year is set forth under the heading "—Audit Committee Report” below.
     Compensation Committee. The Compensation Committee provides overall guidance to our compensation and benefit programs. The Compensation Committee is composed of William R. Holland, Chairman, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors. The Committee’s recommendations regarding the annual compensation of the Chief Executive Officer and our other executive officers are subject to approval by the Board of Directors. The Committee administers our stock incentive plans. All of the members of the Compensation Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Compensation Committee met five times during the fiscal year.
     For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” below. The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors. In approving annual director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data provided by Findley Davies on director compensation for similar size companies in similar industries. For 2007, Findley Davies was retained by the Company and directed to provide an analysis of director compensation programs, analyze director compensation and compare our director compensation to similar size companies in similar industries and to make recommendations with respect to our director compensation program. The consultants used data from comprehensive surveys and performed a peer group analysis using similar size food and snack food companies. In the last quarter of 2007, the Committee retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive officer and director compensation decisions going forward.
     The report of the Compensation Committee with respect to the 2007 fiscal year is set forth under the heading "—Compensation Committee Report” below.
     Governance and Nominating Committee. The Governance and Nominating Committee is composed of W. J. Prezzano, Chairman, J. P. Bolduc, William R. Holland, Robert V. Sisk, Dan C. Swander and S. Lance Van Every. The Governance and Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Governance and Nominating Committee’s functions include identifying, evaluating and recommending candidates for election to the Board of Directors and reviewing and recommending appropriate changes in our corporate governance principles, codes of conduct and ethics and other corporate governance documents. The Committee is also responsible for reviewing related party transactions. All of the members of the Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Governance and Nominating Committee met three times during the fiscal year.
     In identifying potential director candidates, the Governance and Nominating Committee seeks input from other members of the Board of Directors and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee has at times retained a third-party search firm to assist in identifying potential Director Candidates. The Committee will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below under "—Stockholder Recommendations for Director Candidates.” James W. Johnston, a new nominee for election to the Board of Directors at the 2008 Annual Meeting of Stockholders, was recommended to the Governance and Nominating Committee by Robert V. Sisk, a member of the Committee.
     In evaluating director candidates, the Chairman of the Governance and Nominating Committee and other members of the Committee, may conduct interviews with certain candidates and make recommendations to the Committee. Other members of the Board of Directors may also conduct interviews with director candidates upon request, and the Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.
     The Governance and Nominating Committee has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for recommendation to the Board of Directors, the Committee will consider the following factors, in addition to any other factors that it deems appropriate:

•	whether the candidate is of the highest ethical character and shares our company’s values;

•	whether the candidate’s reputation, both personal and professional, is consistent with our image and reputation;

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors;

•	whether the candidate is “independent” as defined by the Nasdaq listing standards and other applicable laws, rules or regulations regarding independence;

•	whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in the Nasdaq listing standards or any other applicable laws, rules or regulations;

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable Nasdaq listing standards or other applicable laws, rules or regulations;

•	whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•	if the candidate is an incumbent director, the director’s overall service during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.
     The Governance and Nominating Committee assesses and reviews these guidelines with the Board of Directors each year and modifies them as appropriate. The Board of Directors also considers these guidelines in carrying out its responsibility for filling vacancies and selecting nominees for election as directors at Annual Meetings of Stockholders. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.
Stockholder Recommendations of Director Candidates
     Stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee may do so by mailing a written recommendation to the Chairman of the Governance and Nominating Committee, c/o Secretary, Lance, Inc., Post Office Box 32395, Charlotte, North Carolina 28232. Such recommendation must include the following information:
•	the name and address of the stockholder submitting the recommendation or the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•	the class and number of shares of our stock that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	sufficient biographical information concerning the director candidate, including a statement about the director’s qualifications;

•	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate to be named in our proxy statement and to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
     Recommendations by stockholders for director candidates to be considered by the Governance and Nominating Committee for the 2009 Annual Meeting of Stockholders must be submitted by November 24, 2008. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement.
     Our Bylaws also provide that nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders by any stockholder entitled to vote on such election. Such nominations must be submitted in writing to our Secretary at our principal office at least 75 days, but not more than 105 days, before the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in the Bylaws. The presiding officer at the Annual Meeting of Stockholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.
Stockholder Communications with the Board of Directors
     It is our policy that stockholders may, at any time, communicate with any of our directors by mailing a written communication to a director, c/o Secretary, Lance, Inc., Post Office Box 32395, Charlotte, North Carolina 28232.
     All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:
•	do not relate to the business or affairs of our company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.
Compensation Committee Interlocks and Insider Participation
     William R. Holland, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every served on the Compensation Committee in fiscal year 2007. None of the directors who served on the Compensation Committee in fiscal year 2007 served as one of our employees in fiscal year 2007 or has ever served as one of our officers. During fiscal year 2007, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.
Compensation Committee Report
     The Compensation Committee of the Board of Directors has reviewed and discussed the below section titled “Executive Officer Compensation—Compensation Discussion and Analysis” with management, and, based on such review and discussions, recommended to the Board of Directors that the section be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 29, 2007.
     Submitted by the Compensation Committee of the Board of Directors.

William R. Holland, Chairman	Isaiah Tidwell
W. J. Prezzano	S. Lance Van Every
Dan C. Swander

Audit Committee Report
     The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Lance, Inc. (“Lance”) and the integrated audits of its financial statements, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for Lance’s financial statements and the financial reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the financial reporting and controls.
     The Committee discussed with the independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of Lance’s financial reporting and controls and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 114. In addition, the Committee has received the written disclosures and letter from the independent public accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent public accountants the independent public accountants’ independence from management and Lance.
     The Committee approved in advance all audit and non-audit services for 2007. These services are outlined in more detail under “Ratification of Selection of Independent Public Accountants” below.
     The Committee also discussed with Lance’s internal audit accountants and independent public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit accountants and independent public accountants, with and without management present, to discuss the results of their examinations and their evaluations of the internal controls and the overall quality of financial reporting of Lance.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the consolidated audited financial statements of Lance, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.
     Submitted by the Audit Committee of the Board of Directors.

Robert V. Sisk, Chairman	W. J. Prezzano
Barbara R. Allen	Isaiah Tidwell
Jeffrey A. Atkins
Director Compensation
     Directors who are employed by us or one of our subsidiaries receive no additional compensation for serving as directors. Directors who are not employed by us or one of our subsidiaries (other than the Chairman of the Board) receive an annual fee of $35,000 plus $1,500 for each Board meeting attended and $1,500 for each Committee meeting attended, in addition to expenses incurred for such attendance. Non-employee directors (other than the Chairman of the Board) who serve as Chairman of the Audit Committee receive an additional $10,000 per year and those who serve as Chairman of either the Compensation Committee or Nominating and Governance Committee receive an additional $7,500 per year. The Chairman of the Board receives an annual retainer of $75,000 plus $1,500 for each Board meeting attended. The Chairman of the Board does not receive a fee for attending Committee meetings or for serving as a Committee Chairman.
     Under the 2003 Director Stock Plan, all non-employee directors receive an annual award of 1,000 shares of restricted stock. Shares of restricted stock awarded under the 2003 Director Stock Plan vest on the later of 11 months after awarded or seven months after the director ceases to serve as a director. The 2003 Director Stock Plan was adopted by the Board of Directors and approved by the stockholders at the 2003 Annual Meeting. The 2003 Director Stock plan will expire on April 30, 2008.
     Prior to 2003, non-employee directors were eligible to receive stock options under the 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the “1995 Director Plan”). Under the 1995 Director Plan, each non-employee director received an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The 1995 Director Plan also provided for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee director continuing in office (other than the initial year) which became exercisable after one year’s service. There have been no options issued under the 1995 Director Plan for years ending after December 28, 2002.
     The Board of Directors has adopted the Lance, Inc. 2008 Director Stock Plan, subject to approval by the stockholders at the 2008 Annual Meeting. For additional information regarding the proposed 2008 Director Stock Plan, see “Approval of 2008 Director Stock Plan” below.
     The following table sets forth certain information regarding the compensation of the directors for fiscal year 2007.
Director Compensation Table
Fiscal Year 2007

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	($)
Barbara R. Allen	$47,000	$23,669	—	—	$70,669
Jeffrey A. Atkins	48,500	23,669	—	—	72,169
J. P. Bolduc	44,000	23,669	—	—	67,669
William R. Holland	60,500	23,669	—	—	84,169
W. J. Prezzano	116,000	23,669	—	—	139,669
David V. Singer(5)	0	0	—	—	0
Robert V. Sisk	63,000	23,669	—	—	86,669
Dan C. Swander	53,000	23,669	—	—	76,669
Isaiah Tidwell	56,000	23,669	—	—	79,669
S. Lance Van Every	53,000	23,669	—	—	76,669

(1)	Amounts represent the aggregate amount of all fees earned or paid in cash for services as a director in fiscal year 2007.

(2)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes in fiscal year 2007 with respect to outstanding restricted stock awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding the assumptions made in calculating these amounts, see pages 41 to 45 of the Annual Report on Form 10-K for the fiscal year ended December 29, 2007. There were no forfeitures of restricted stock awards in fiscal year 2007. As of December 29, 2007, the aggregate number of shares of restricted Common Stock outstanding for each of the directors (other than Mr. Singer) was as follows: Ms. Allen—3,000, Mr. Atkins—2,000, Mr. Bolduc—2,000, Mr. Holland—5,000, Mr. Prezzano—5,000, Mr. Sisk—5,000, Mr. Swander—4,000, Mr. Tidwell—5,000 and Mr. Van Every—5,000.

(3)	On May 1, 2007, each director (other than Mr. Singer) was granted 1,000 shares of restricted Common Stock under our 2003 Director Stock Plan, as described above. The grant date fair market value of each award was $23,230, computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”).

(4)	There were no amounts recognized by us for financial statement reporting purposes in fiscal year 2007 with respect to outstanding option awards to directors. As of December 29, 2007, the aggregate number of shares underlying outstanding option awards for each of the directors serving on such date was as follows: Ms. Allen—0, Mr. Atkins—0, Mr. Bolduc—0, Mr. Holland—20,000, Mr. Prezzano—18,500, Mr. Sisk—0, Mr. Swander—0, Mr. Tidwell—20,000 and Mr. Van Every—20,000. There were no option awards granted in fiscal year 2007.

(5)	Mr. Singer is our President and Chief Executive Officer and therefore does not receive additional compensation for serving as a director. See the Outstanding Equity Awards at Fiscal Year-End table below for the outstanding equity awards held by Mr. Singer as of December 29, 2007.

Executive Officer Compensation
     We have included below statements regarding future performance targets and measures for our Company. These performance targets and measures are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of future results.
Compensation Discussion and Analysis
     The Compensation Committee of the Board of Directors is responsible for overall guidance for the compensation of all executive officers, including the executive officers named in the Summary Compensation Table. The Committee approves and recommends all annual compensation to the Board of Directors for final review and approval. The Compensation Committee has sole responsibility for and approves all long-term and stock-based compensation for executive officers. The following is a discussion and analysis of the material elements of our compensation program as it relates to the named executive officers.
Executive Compensation Philosophy and Objectives
     The Compensation Committee’s philosophy includes the following:
•	The executive compensation program is designed to attract, motivate and retain executive talent with the skills and competencies to generate performance, both short and long-term, which exceeds the market;

•	Total compensation will be based on the performance of the Company and the individual executive team member;

•	Base salaries and incentive compensation will be influenced by the Company’s performance as compared to the market and peer organizations; and

•	The Company’s executive compensation program consists of base salary, annual incentive, long-term incentives and executive benefits and perquisites.
     The primary objectives of our executive compensation program are
•	to align executives’ interests with those of our stockholders by linking a substantial portion of compensation to annual and long-term performance measures;

•	to attract and retain key executives and managers who are critical to our future success;

•	to provide competitive total compensation commensurate with our performance;

•	to motivate behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy;

•	to emphasize the link between performance and rewards for meeting predetermined, specific goals;

•	to focus executives on operational effectiveness from both an earnings and investment perspective; and

•	to promote a performance orientation and communicate to employees that greater responsibility carries greater rewards.

Determining Executive Compensation
     The Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of the individuals whose compensation is reviewed by the Committee for recommendation to the Board of Directors. As part of this review, the Chief Executive Officer submits recommendations to the Committee relating to the compensation of these individuals. Following a review of those recommendations, the Committee approves the compensation of those individuals and makes recommendations to the Board of Directors with respect to annual compensation, with such modifications to the Chief Executive Officer’s recommendations as the Committee considers appropriate.
     The Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures. With input from members of the Board of Directors and the Committee, the Chairman of the Committee, with the Chairman of the Board, evaluates the Chief Executive Officer’s performance, reviews the evaluation with him, and based on that evaluation and review, the Committee determines and recommends to the Board of Directors his compensation, performance and annual objectives. The Chief Executive Officer is excused from meetings of the Committee during voting or deliberations regarding his compensation.
     In setting compensation levels, the Committee considers all elements of the executive compensation program in total rather than each element in isolation. The Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers relevant. The Company retained Findley Davies for assistance with executive compensation with nearly all of its services provided to the Committee. The compensation consultants presented data on executive compensation for similar size companies in similar industries. The consultants were directed to provide a comprehensive analysis of executive compensation programs, analyze executive compensation and all elements thereof and compare our executive compensation to similar size companies in similar industries and to make recommendations with respect to our executive compensation programs. The consultants used data from comprehensive surveys and performed a peer group analysis using similar sized food and snack food companies. The consultants used the 2006/2007 Industry Report on Top Management Compensation by Watson Wyatt and the 2006 Executive Compensation Assessor by Economic Research Institute and its market analysis of our executive compensation. All elements of executive compensation were compared to market data from food and kindred products industries data. Our executive compensation was also compared to a peer group consisting of the Company and 11 other companies in the food and snack food industries that were of similar size. The members of the peer group were selected by the consultants. The Committee looks at the compensation of our Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies in the peer group. We believe that these comparisons are a benchmark as a point of reference for measurement but not the determinative factor in setting our executives’ compensation.
     In setting 2007 compensation, the Committee did not retain its own executive compensation consultants but used the Company’s compensation consultants. In addition to reviewing such sources of information, the Committee annually reviews summaries, sometimes referred to as “tally sheets,” reflecting each executive officer’s compensation with respect to each element of compensation, as well as projected payouts under our severance and change in control arrangements with the named executive officers, and prior equity awards or grants. The overall purpose of these tally sheets is to bring together in one place all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual amounts of compensation, the mix of compensation and the total amounts of actual and projected compensation. In its most recent review of tally sheets in 2007, the Committee determined that the compensation amounts for our Chief Executive Officer and the other named executive officers remain consistent with the Committee’s expectations and philosophy. In the last quarter of 2007, the Committee retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive compensation decisions going forward.
     As a general principle, the Committee believes that compensation of the executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of our Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.

Elements of Executive Compensation
     Our compensation program consists of the following elements: base salaries, annual incentive awards, long-term cash and equity compensation, and benefits and perquisites. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are also entitled to receive severance payments or other compensation upon the occurrence of certain events related to a termination of employment or change in control. See "—Potential Payments upon Termination or Change in Control” below.
     Base Salaries. Base salaries are paid to provide executive officers with a base level of annual compensation and to achieve our objectives of attracting and retaining executives who are critical to our future success, rewarding performance and communicating to employees that greater responsibility carries greater rewards. Based on information and surveys provided by the Company’s compensation consultants, the Committee seeks to have base salaries for executive officers at the 50th percentile for the average comparable base salary for similar positions at similar companies. The peer companies used in the analysis were our Company and Flowers Foods Inc., Hain Celestial Group Inc., Imperial Sugar Co., Inventure Group, Inc., J&J Snack Foods Corp, J.M. Smucker Co., John B. Sanfilippo & Son Inc., Ralcorp Holdings Inc., Tasty Baking Co., Tootsie Roll Industries Inc. and Treehouse Foods, Inc. The Committee’s decisions regarding adjustments to base salaries are also based on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives. The Committee also seeks to strike an appropriate balance between fixed elements of compensation, such as base salaries, and variable performance-based elements.
     In connection with the hiring of Mr. Singer as Chief Executive Officer in 2005, the Committee and the Board approved and we entered into an Executive Employment Agreement with Mr. Singer. See "—Summary of Compensation and Grants of Plan-Based Awards—Employment and Other Agreements” below. Mr. Singer’s employment agreement provides for a base salary of $500,000, subject to increase at the discretion of the Board. In general, we believe Mr. Singer’s compensation is consistent with the Committee’s compensation philosophy and objectives. However, certain elements of his compensation were set at levels necessary to induce him to leave his former employment and join our Company as Chief Executive Officer. Our Board of Directors and the Compensation Committee employed Deloitte Consulting LLP for assistance in analyzing Mr. Singer’s compensation and benefits with his existing employer and to develop and assist in the negotiation of an employment agreement and related compensation and benefits sufficient to result in the hiring of Mr. Singer as Chief Executive Officer of the Company. Mr. Singer’s base salary remained at its $500,000 initial level during 2005 and 2006.
     On February 8, 2007, the Committee conducted its annual review of Mr. Singer’s compensation. As a result of that review and the Committee’s evaluation of our performance and the performance of Mr. Singer in 2006, the Committee approved and recommended to the Board of Directors a 10% increase in his base salary to $550,000 effective December 31, 2006. In determining the amount of the increase, the Committee considered (i) the fact that Mr. Singer’s base salary had not previously been increased since he joined us in 2005, (ii) market data and peer group analysis provided by the Company’s compensation consultants, and (iii) his critical leadership role and performance in 2006 with respect to the following: (a) significant progress against the identified priorities geared toward growing our business, (b) a positive total return to stockholders, (c) the continuing development of plans designed to deliver and provide financial results and sales growth exceeding industry averages and (d) a good job of delivering against financial targets considering the spike in flour costs in the fourth quarter of 2006 and shortfalls in our revenues due to changes in the business strategy of our largest customer.
     On February 8, 2007, the Committee also conducted a compensation review for the other executive officers, including the other named executive officers. In connection with that review, Mr. Singer submitted recommendations to the Committee. Based on those recommendations and the Committee’s evaluation of our performance and the performance of those individuals in 2006, the Committee made adjustments to the base salaries to be paid to the other executive officers in 2007 that ranged from 4% to 10% and recommended the adjusted base salaries to the Board of Directors. These salary increases went into effect on December 31, 2006. Mr. Thompson’s base salary was increased 10% due to his excellent performance in planning and beginning the implementation of our comprehensive supply chain strategy.
     In connection with the hiring of Mr. Patcha as Senior Vice President — Sales and Marketing in January 2007, the Committee approved his annual base salary at $330,000, approved an employment bonus of $20,000 and approved a guaranteed minimum annual incentive for 2007 of 25% of his base salary. His base salary was not increased in 2007.

     Annual Performance Incentive Plan. An annual performance incentive compensation plan is provided for the executive officers, including the named executive officers, to achieve the Committee’s objectives of:
•	motivating behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy;

•	emphasizing the link between performance and rewards for meeting predetermined, specific goals;

•	focusing executives on operational effectiveness from both an earnings and investment perspective; and

•	promoting a performance orientation and communicating to executives that greater responsibility carries greater rewards.
     In setting target incentive awards under the plan, the Committee considers each executive’s level of responsibility in relation to our annual and long-term objectives, recommendations of the Chief Executive Officer, and our obligations under agreements with the Chief Executive Officer and the Senior Vice President — Sales and Marketing. The Committee sets target incentive awards at levels that are designed to link a substantial portion of each individual’s total annual compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining those objectives.
     At its meeting on February 8, 2007, the Committee approved an annual performance incentive plan for 2007 that includes the executive officers’ target incentive awards for 2007 and our targeted financial measures for 2007. This annual performance incentive plan was recommended to the Board of Directors, which approved it on February 9, 2007. The 2007 target incentive awards for the named executive officers (other than Mr. Singer) increased to 50% of their respective base salaries. Mr. Singer’s employment agreement provides for a target incentive award each year equal to 100% of base salary. Mr. Patcha’s employment letter provides for a guaranteed annual incentive award for 2007 equal to no less than 25% of his annual base salary. Messrs. Puckett, Patcha, Thompson and Lewis were assigned target incentive awards for 2007 of 50% of their respective base salaries. Our financial performance and measures were changed from those for 2006 due to the integration of the branded and non-branded portions of our business. For 2007, incentive compensation was based 45% on a Corporate Earnings Per Share target of $0.80 per share, 35% on a Net Sales Dollars target of $765 million and 20% on an Economic Profit target of $2.1 million. See "—Summary of Compensation and Grants of Plan-Based Awards” below for additional information regarding the threshold, target and maximum incentive awards for the named executive officers.
     For 2007, performance measures are defined as follows:
(a)	Corporate Earnings Per Share is defined as the fully diluted earnings per share of the Company for the 2007 fiscal year, excluding special items, which are significant one-time income or expense items, and discontinued operations.

(b)	Net Sales Dollars is defined as sales and other operating revenue, net of returns, allowances, discounts and other sales deduction items, excluding discontinued operations.

(c)	Economic Profit is defined as net operating profit after income taxes, less cost of capital charge of 9.0% on average capital employed, excluding discontinued operations.
     In addition, and subject to the Committee’s approval, extraordinary items such as accounting changes will be excluded from the financial goal achievement calculations for all executive officers.
     Grants of annual incentive awards for 2007 for each named executive officer are determined based primarily upon the attainment of pre-determined objectives with respect to financial performance measures for our business. Financial performance measures and objectives are determined based on our operating plan for the year in question. Such operating plan is developed by management and approved by the Board of Directors.
     The Committee maintains discretion to adjust performance measures and objectives for extraordinary items and other items as it deems appropriate. In setting the performance objectives, the Committee has elected to exclude special items related to the Tom’s integration from the performance measures.

     On February 21, 2008, the Committee reviewed and approved the degree of attainment of our financial objectives for 2007. For 2007, we achieved 88% of our target. All of the named executive officers attained 88% of their target incentive.
     Based on this performance, the Committee awarded a $484,000 cash incentive award to Mr. Singer for 2007. The Committee also awarded cash incentive awards to each of the other named executive officers based upon the degree of attainment of our financial objectives for 2007. See Note 5 to the Summary Compensation Table for a listing of those cash incentive awards.
     Long-Term Cash and Equity Compensation. The Committee administers our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan.
     The Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan to such of our employees and employees of our subsidiaries as the Committee determines to be eligible for awards. Awards granted to an individual are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.
     The stock plans are intended to achieve our objectives of:
•	aligning executives’ interests with those of our stockholders by linking a substantial portion of compensation to long-term performance measures;

•	attracting and retaining key executives and managers who are critical to our future success; and

•	providing competitive total compensation commensurate with our performance;
     Awards are made under these plans as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate.
     We expect that individuals who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders. On February 9, 2007, our Board of Directors, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for the Board of Directors, officers and senior managers of our Company. The guidelines generally provide that the Board of Directors, our officers and our senior managers retain 50% of shares of our Common Stock received under our equity grants to them, net of required income tax withholding. The ownership targets range from two times base salary to one-half times base salary for officers and is two times annual retainer for members of the Board of Directors.
     The Committee makes awards under these stock plans both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee generally follows the practice of making annual awards to individuals who are determined to be eligible to participate in these plans.
     Each year, the Committee adopts a Three-Year Incentive Plan for Officers that includes a performance period that covers the current year and the two following years. The 2007 Three-Year Plan covers the Company’s three fiscal years, 2007 through 2009, based on our operations plan for those three years.
     At its meeting on February 8, 2007, the Committee adopted the 2007 Three-Year Plan with an average Return On Capital Employed target of 12.0% for the three fiscal years, 2007 through 2009. Mr. Singer’s award percentage remained at 30% of his base salary. The award percentage for the other named executive officers was set at 25% in that the Committee was granting nonqualified stock options to the named executive officers in March 2007. Under the 2007 Plan, awards are not made until the end of the three-year period when it is determined the amount of the award earned, if any, then awards are paid, 50% in cash and 50% in restricted stock which will vest upon grant. The 2007 Three-Year Plan is described in greater detail under "—Summary of Compensation and Grants of Plan-Based Awards—2007 Three-Year Incentive Plan” described below.
     The target incentive awards were determined by the Committee consistent with their practice and philosophy of providing that a substantial portion of total compensation for executive officers be long-term incentive compensation.

     Awards are not made under the Plan until the end of the three-year period when it is determined the amount of the award earned, if any, and then awards are paid, 50% in cash and 50% in restricted stock, except that Mr. Singer’s award is paid 100% in cash, as he has a substantial equity interest in the Company due to prior grants of restricted stock units and nonqualified stock options.
     At its meeting on March 8, 2007, the Committee granted nonqualified stock options to the named executive officers as follows (Mr. Singer was granted an option as required under his Executive Employment Agreement):

Nonqualified Stock
Name	Option Shares
David V. Singer	100,000
Rick D. Puckett	16,260
Glenn A. Patcha	14,601
Blake W. Thompson	12,168
Frank I. Lewis	11,736
On March 8, 2007, the Committee made awards under the 2004 Three-Year Plan to the named executive officers other than Mr. Singer and Mr. Patcha who did not participate in the 2004 Three-Year Plan. Incentive Awards are earned under the 2004 Three-Year Plan based 75% on our three-year cumulative consolidated earnings per share and 25% on our three-year compound annual growth rate in net revenues for the fiscal years 2004 through 2006. Mr. Leake was assigned a target incentive equal to 45% of his base salary for fiscal year 2004. Mr. Puckett was assigned a target incentive equal to 45% of his base salary for fiscal year 2006, prorated to January 30, 2006, his date of employment by us. Mr. Thompson was assigned a target incentive equal to 45% of his base salary for fiscal year 2006, prorated to December 19, 2005, his date of employment by us. Awards were payable 25% in cash, 50% in restricted stock and 25% in stock options. The Company achieved 137% of the aggregate target under the 2004 Three-Year Incentive Plan in that net revenues increased at an average annual rate of 10% against the target of 2.8%. The named executive officers were awarded the following:

		Restricted	Nonqualified Stock
Name	Cash	Stock Shares	Option Shares
Rick D. Puckett	$16,600	1,700	3,500
Blake W. Thompson	$13,300	1,350	2,800
Frank I. Lewis	$36,200	3,650	7,600
     On March 16, 2006, the Committee adopted the 2006 Five-Year Performance Equity Plan for Officers and Senior Managers which covers the five-year period beginning in 2006 and ending in 2010. This Plan is a one-time grant of performance equity units, each equivalent to one share of Common Stock and related dividend equivalents. Each of the performance equity units and related dividend equivalent units which vest during the five-year period will be settled by delivery of one share of our Common Stock. These performance equity units will be subject to forfeiture if the participant leaves our employ during the five-year period except as a result of death, disability or retirement in which case the participant will receive a pro rata portion of the award. Under the Five-Year Plan, no awards vest unless the cumulative total return on our Common Stock for the five years ending December 31, 2010 exceeds the cumulative total return on the Russell 2000 Index over the same period. See "—Summary of Compensation and Grants of Plan-Based Awards—2006 Five-Year Performance Equity Plan” below.
     With our long-term performance objectives in mind, on January 8, 2007, the Committee made the following performance equity award under the 1997 Incentive Equity Plan and the Five-Year Plan to Glenn A. Patcha, in connection with his employment, to retain and motivate him and to further align his interests with our stockholders.

	Number of Performance	Value on
Name	Equity Units	January 8, 2007
Glenn A. Patcha	48,000	$695,943
     The value of the award set forth in the table above is the fair market value of the performance equity units covered by such award on January 8, 2007, based on the average of the high and low trading prices of our Common Stock on that date, as adjusted for financial reporting purposes under FAS 123R. The Five-Year Plan and the amounts of the award were developed by our management in consultation with the Company’s compensation consultants and members of the Committee.

     During 2007, we granted nonqualified stock options and restricted stock to certain of the executive officers named in the Summary Compensation Table, including Mr. Patcha. In connection with his employment on January 8, 2007, Mr. Patcha was granted a nonqualified stock option to purchase 25,000 shares of our Common Stock at $20.095 per share which becomes exercisable in four equal annual installments beginning one year after the date of grant. On the same date, Mr. Patcha was granted a restricted stock award of 20,000 shares of our Common Stock which will vest in three years if Mr. Patcha remains employed by our Company. These awards were designed to more closely align his interests with the interests of our stockholders and to provide him an incentive to work toward the creation of long-term stockholder value. The number of shares of restricted stock and the number of shares covered by the stock option were determined based on negotiations between our management and Mr. Patcha in connection with his hiring in consultation with the Chairman of our Committee. See "—Summary of Compensation and Grants of Plan-Based Awards” and “—Outstanding Equity Awards” below.
     Benefits and Perquisites. We provide our employees, including the named executive officers, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of the compensation program of attracting and retaining key executives and managers who are critical to our future success.
     Our executive officers, including the named executive officers, are eligible to participate in our group insurance program, which includes group health, dental, vision, life and long-term disability insurance on the same basis as other employees. Other benefits for all employees include a profit-sharing retirement plan, 401(k) plan, employee stock purchase plan, paid sick leave, paid holidays and paid vacations. In addition, the named executive officers may participate in a benefit restoration plan which provides amounts that exceed the regulatory limits on contributions to our Profit Sharing Retirement Plan, term life insurance, disability insurance and automobile allowances. Also, the named executive officers receive financial and tax planning reimbursement up to $5,000 annually. In addition, Mr. Singer receives reimbursement for a country club membership and an income tax gross up for such reimbursement as provided in his Executive Employment agreement, and Mr. Patcha received relocation expenses and an income tax gross up for such expenses in connection with his hiring and relocation to Charlotte, North Carolina in 2007. For additional information regarding the benefits and perquisites received by the named executive officers in 2007, see Note 4 to the Summary Compensation Table.
     The Committee reviews and approves annually all perquisites paid by us to our executive officers.
     Payments and Benefits upon Termination or Change in Control. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are entitled under their employment or severance agreements to severance payments in connection with the occurrence of certain events. These provisions were negotiated by us and approved by the Committee and the Board of Directors in connection with the hiring of Mr. Singer, Mr. Patcha, Mr. Puckett and Mr. Thompson. Severance agreements were negotiated and approved by the Committee and the Board of Directors for Mr. Lewis after many years of employment with us.
     In addition, in 1997, with the assistance of the Company’s compensation consultants, Hewitt Associates LLC, the Compensation Committee and the Board of Directors approved Benefits Agreements for certain key executive officers in the event of a change in control of our Company. These agreements were designed to allow the executive officers to continue to focus on the operation of the business of our Company and to act in the best interests of our stockholders rather than focus on their own employment status in the event of a potential change in control. The triggering events under these Benefits Agreements were selected to provide the executive benefits in the event the new owner of our Company did not continue the employment of the executive or otherwise made their position untenable. Under these Benefits Agreements, the executive would receive in a lump sum an amount including his accrued base salary and benefits, an amount equal to three times his base salary plus three times the greater of his prior year actual bonus or current year target bonus and an accrued bonus payment based on the greater of his prior year actual incentive or current year target incentive under our Annual Performance Incentive Plan plus additional benefits as described in more detail under "—Potential Payments upon Termination or Change in Control” below. There is also a “gross up” amount payable to the executive based on the Federal excise taxes payable by him.
     Mr. Singer’s Executive Employment Agreement provides that in an event of his termination without cause prior to a change in control, he would receive his accrued base salary, an amount equal to two times his base salary plus two times his current year incentive under our Annual Performance Incentive Plan, his accrued incentive based on current year performance under our Annual Performance Incentive Plan and pro rata payments under the Company’s long-term incentive plans plus other benefits specified under "—Potential Payments upon Termination or Change in Control” below. Mr. Singer’s change in control benefits are likewise designed to allow Mr. Singer to continue to focus on the operation of the business of our Company and to act in the best interest of our stockholders rather than focus on his own employment status in the event of a potential change in control.
     The severance agreements for Messrs. Puckett, Patcha, Thompson and Lewis provide for payment of accrued base salary and benefits, an amount equal to one year’s base salary plus their respective current year target bonus and accrued bonus payment based on the greater of their respective prior year actual bonus or current year target bonus plus certain additional benefits as described under "—Potential Payments upon Termination or Change in Control” below in connection with his agreement to terminate his prior Executive Employment Agreement.
Section 162(m) of the Internal Revenue Code
     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally not entitled to deduct non-performance-based compensation paid to its named executive officers for Federal income tax purposes to the extent any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the pre-approval of performance goals applicable to that compensation. In 2007, the stockholders of the Corporation approved the 2007 Key Employee Incentive Plan which is expected to qualify certain elements of compensation for the performance-based exception to the limitations under Section 162(m).
     All compensation accrued to our named executive officers in 2007 was fully deductible for the purposes of Section 162(m), except for a portion of the compensation accrued for the restricted stock units awarded to our Chief Executive Officer. With respect to non-performance based compensation to be accrued to named executive officers in 2007 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for Federal income tax purposes.

Summary of Compensation and Grants of Plan-Based Awards
     The following table sets forth certain compensation information for the fiscal years ended December 29, 2007 and December 30, 2006 concerning our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the “named executive officers.”
Summary Compensation Table

							Non-Equity
							Incentive
							Plan		All Other
					Stock	Option	Compen-		Compen-
Name and		Salary	Bonus		Awards	Awards	Sation		Sation	Total
Principal Position	Year	($)	($)		($)(1)(2)	($)(3)(2)	($)		($)(4)	($)
David V. Singer	2007	$550,000	—		$1,230,368	$286,513	$571,200	(5)	$75,383	$2,713,464
President and	2006	500,000	—		1,233,421	174,217	435,000	(6)	46,413	2,389,051
Chief Executive Officer
Rick D. Puckett	2007	367,500	—		314,939	45,484	178,300	(5)	35,087	941,310
Executive Vice	2006	323,077	$20,000	(7)	309,876	67,356	156,600	(6)	53,771	930,680
President, Chief Financial Officer, Treasurer and Secretary
Glenn A. Patcha	2007	323,654	$20,000	(7)	287,111	55,272	149,300	(5)	212,193	1,047,530
Senior Vice	2006	—	—		—	—	—	(6)	—	—
President
Blake W. Thompson	2007	275,000	—		217,423	26,273	133,600	(5)	34,203	686,499
Senior Vice	2006	250,000	—		233,668	46,211	100,300	(6)	88,879	719,058
President
Frank I. Lewis	2007	265,004	—		153,063	10,101	134,100	(5)	21,997	584,265
Senior Vice	2006	254,796	—		131,171	58,891	124,900	(6)	19,923	589,681
President

(1)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes in fiscal years 2007 and 2006 with respect to outstanding stock awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock awards for the named executive officers in fiscal years 2007 or 2006.

(2)	For additional information regarding the assumptions made in calculating these amounts, see pages 41 to 45 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and pages 42 to 46 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

(3)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes in fiscal years 2007 and 2006 with respect to outstanding option awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of option awards for the named executive officers in fiscal years 2007 or 2006.

(4)	For fiscal year 2007, the amounts set forth under All Other Compensation consist of the following:

Benefits and Perquisites	Mr. Singer	Mr. Puckett	Mr. Patcha	Mr. Thompson	Mr. Lewis
Company contributions to Profit-Sharing Retirement Plan	$7,313	$7,313	—	$7,313	$7,150
Company contributions to Employee Stock Purchase Plan	—	240	—	—	—
Company contributions to 401(k) Plan	5,625	5,625	5,077	5,625	5,625
Company contributions to Deferral and Benefit Restoration Plan	24,718	1,209	—	4,043	3,930
Term life insurance premiums	4,394	2,785	956	1,807	3,833
Country club dues	8,773	—	—	—	—
Automobile allowances	17,539	15,415	14,862	15,415	959
Relocation expenses	—	—	178,298	—	—
Tax-gross ups	7,021	—	11,250	—	—
Totals	$75,383	$35,087	$212,193	$34,203	$21,997

(5)	For fiscal year 2007, amounts represent cash incentive awards earned under the 2007 Annual Plan and the 2005 Three-Year Plan. The following cash incentive awards were earned by the named executive officers in 2007 under the 2007 Annual Plan: Mr. Singer—$484,000, Mr. Puckett—$161,700, Mr. Patcha—$141,300, Mr. Thompson—$121,000 and Mr. Lewis—$116,700. Cash incentive awards were also earned under the 2005 Three-Year Plan as follows: Mr. Singer—$87,200, Mr. Puckett—$16,600, Mr. Patcha—$8,000, Mr. Thompson—$12,600 and Mr. Lewis—$17,400. For additional information regarding the 2007 Annual Plan and the 2005 Three-Year Plan, see the Grants of Plan Based Awards table, "—2007 Annual Performance Incentive Plan” and "—2005 Three-Year Incentive Plan” below.

(6)	For fiscal year 2006, amounts represent cash incentive awards earned under the 2006 Annual Plan and the 2004 Three-Year Plan. For additional information, see the Summary Compensation Table of our proxy statement for our 2007 Annual Meeting of Stockholders.

(7)	Amounts represent bonuses paid in connection with our initial employment of the executive officer.

     The following table sets forth certain information concerning grants of plan-based awards to the named executive officers in fiscal year 2007.
Grants of Plan-Based Awards
Fiscal Year 2007

All Other	All Other
Stock	Option
Awards:	Awards:	Exercise
Estimated Future	Estimated Future	Number of	Number of	or Base	Grant Date
Payouts Under Non-Equity	Payouts Under Equity Incentive	Shares	Securities	Price of	Fair Value of
Incentive Plan Awards	Plan Awards	of Stock	Underlying	Option	Stock and
Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#) or ($)	(#) or ($)	(#) or ($)	(#)	(#)	($/Sh)	Awards ($)(1)
David V. Singer	N/A	(2)	$55,000	$550,000	$1,100,000	—	—	—	—	—	—	—
N/A	(3)	82,500	165,000	660,000	—	—	—	—	—	—	—
3/8/07	—	—	—	—	—	—	—	100,000	(4)	$19.70	$484,000
Rick D. Puckett	N/A	(2)	18,375	183,750	367,500	—	—	—	—	—	—	—
N/A	(3)	22,969	45,938	183,750	$22,969	$45,938	$183,750	—	—	—	45,938	(5)
3/8/07	—	—	—	—	—	—	—	16,260	(6)	19.70	73,495
Glenn A. Patcha	N/A	(2)	82,500	165,000	330,000	—	—	—	—	—	—	—
N/A	(3)	20,625	41,250	165,000	$20,625	$41,250	$165,000	—	—	—	41,250	(5)
N/A	(7)	12,256	24,512	49,024	$36,768	$73,536	$147,072	—	—	—	73,536	(8)
N/A	(9)	6,030	12,060	24,119	$18,089	$36,179	$72,358	—	—	—	36,179	(10)
1/8/07	(11)	—	—	—	20,002	39,998	48,000	—	—	—	695,943
1/8/07	—	—	—	—	—	—	20,000	(12)	—	20.10	401,900
1/8/07	—	—	—	—	—	—	—	25,000	(13)	20.10	125,250
3/8/07	—	—	—	—	—	—	—	14,601	(6)	19.70	65,997
Blake W. Thompson	N/A	(2)	13,750	137,500	275,000	—	—	—	—	—	—	—
N/A	(3)	17,188	34,375	137,500	$17,188	$34,375	$137,500	—	—	—	34,375	(5)
3/8/07	—	—	—	—	—	—	—	12,168	(6)	19.70	54,999
Frank I. Lewis	N/A	(2)	13,260	132,600	265,200	—	—	—	—	—	—	—
N/A	(3)	16,575	33,150	132,600	$16,575	$33,150	$132,600	—	—	—	33,150	(5)
3/8/07	—	—	—	—	—	—	—	11,763	(6)	19.70	53,047

(1)	The amounts set forth in these columns represent the grant date fair market value of stock awards and option awards computed in accordance with FAS 123R. For additional information regarding the assumptions made in the valuation of these awards, see pages 41 to 45 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(2)	The amounts shown in these rows reflect the threshold, target and maximum incentive awards assigned to the officer under the 2007 Annual Plan. See “ —2007 Annual Performance Incentive Plan” below for additional information.

(3)	The amounts shown in these rows reflect the threshold, target and maximum incentive awards under the 2007 Three-Year Plan. Target incentives are denominated in dollar amounts but are paid 50% in cash and 50% in common stock, except for awards to Mr. Singer which are paid 100% in cash.

(4)	This amount reflects a grant of options to Mr. Singer pursuant to the terms of his employment agreement. See “ —Employment and Other Agreements” below for additional information.

(5)	These amounts represent the grant date fair market values of the portion of the target incentive awards under the 2007 Three-Year Plan that are to be settled in stock options (50%).

(6)	The amount reflects a grant of stock options under the 2007 Stock Option Plan.

(7)	The amounts shown in this row reflect threshold, target and maximum incentive awards under the 2006 Three-Year Plan. The target incentives are denominated in dollar amounts but are paid 25% in cash, 50% in restricted stock and 25% in stock options. See “ —2006 Three-Year Incentive Plan” below for additional information.

(8)	This amount represents the grant date fair market value of the portion of the target incentive award under the 2006 Three-Year Plan that is to be settled in restricted stock (50%) and stock options (25%).

(9)	The amounts shown in this row reflect threshold, target and maximum incentive awards under the 2005 Three-Year Plan. The target incentives are denominated in dollar amounts but are paid 25% in cash, 50% in restricted stock and 25% in stock options. See “ —2005 Three-Year Plan” below for additional information.

(10)	This amount represents the grant date fair market value of the portion of the target incentive awards under the 2005 Three-Year Plan that is to be settled in restricted stock (50%) and stock options (25%).

(11)	The amounts shown in this row reflect the threshold, target and maximum payouts pursuant to a performance equity unit award assigned under the 2006 Five-Year Plan. See “ —2006 Five-Year Performance Equity Plan” below for additional information.

(12)	The amount reflects a one-time award of restricted stock to Mr. Patcha in connection with his initial employment.

(13)	The amount reflects a one-time grant of stock options to Mr. Patcha in connection with his initial employment.
     The following is a summary of certain material information necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards table above, including certain material terms of our compensation plans and arrangements.
     2007 Annual Performance Incentive Plan. On February 9, 2007, the Board of Directors, on recommendation of the Compensation Committee, adopted and approved the Lance, Inc. 2007 Annual Performance Incentive Plan for Officers (the “2007 Annual Plan”). The 2007 Annual Plan provided certain of our officers annual cash incentive awards based on the achievement of specified goals with respect to the following performance measures: (1) Corporate Earnings Per Share (“Corporate EPS”), (2) Net Sales Dollars and (3) Economic Profit. In February 2007, each participant was assigned a target incentive based on a percentage of current base salary. The following target incentives were assigned to the Company’s named executive officers: Mr. Singer—$550,000, Mr. Puckett—$183,750, Mr. Patcha—$165,000, Mr. Thompson—$137,500 and Mr. Lewis—$132,600. In connection with his initial hiring in 2007, Mr. Patcha was guaranteed a minimum incentive award of $82,500 for 2007.
     With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant will be entitled to 50% of the weighted target incentive, (2) a target level of performance under which each participant will be entitled to 100% of the weighted target incentive and (3) a maximum level of performance under which each participant will be entitled to a maximum payment of 200% of the weighted target incentive. Annual incentive payments are calculated on a straight line basis between the threshold and target level and between the target and maximum level for each performance measure. No award payments are made unless the threshold for the applicable performance measure is reached, and the payout for Net Sales Dollars may not exceed the threshold amount unless Corporate EPS exceeds the threshold.
     The applicable weights and threshold, target and maximum levels were assigned to each performance measure as follows:

	Performance Objectives
	($ in millions, except Corporate EPS)
Performance Measure	Weight	Threshold	Target	Maximum
Corporate EPS	45%	$0.70	$0.80	$1.11
Net Sales Dollars	35%	$750.0	$765.0	$810.0
Economic Profit	20%	$(1.0)	$2.1	$10.8
Each of the performance measures is defined in the 2007 Annual Plan as follows:

(a)	“Corporate EPS” is defined as our fully diluted earnings per share for the 2007 fiscal year, excluding special items, which are significant one-time income or expense items.

(b)	“Net Sales Dollars” is defined as sales and other operating revenue, net of returns, allowances, discounts and other sales deduction items.

(c)	“Economic Profit” is defined as net operating profit after income taxes, less a cost of capital charge of 9.0% on average capital employed.
     Based on our performance in 2007, each of the named executive officers was paid a cash incentive award under the 2007 Annual Plan as described in Note 5 to the Summary Compensation Table above. The 2007 Annual Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our company. For additional information regarding these payments, see "—Potential Payments upon Termination or Change in Control” below.
     2007 Stock Option Plan. On March 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers (the “2007 Stock Option Plan”). Under the 2007 Stock Option Plan, certain officers and key managers were granted nonqualified stock option awards based on a percentage of base salary. The named executive officers were granted options under the plan with respect to the following number of shares of common stock: Mr. Puckett—16,260, Mr. Patcha—14,601, Mr. Thompson—12,168 and Mr. Lewis—11,763. Each option granted under the plan has an exercise price of $19.70 with respect to each share of common stock and will vest in three equal annual installments beginning on March 8, 2008. The term of each option is seven years.
     For information regarding the vesting and exercise of options granted under the 2007 Stock Option Plan if a participant is terminated or in the event of a change in control of our Company, see “—Potential Payments upon Termination or Change of Control” below.
     2007 Three-Year Plan. On February 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Three-Year Performance Incentive Plan for Officers (the “2007 Three-Year Plan”). Under the 2007 Three-Year Plan, each participant is assigned a target incentive award based on percentage of current base salary. Each of the named executive officers was assigned a target incentive award of 25% of base salary, except for Mr. Singer who was assigned a target incentive award of 30% of base salary pursuant to the terms of his Employment Agreement.
     Incentive awards are earned under the 2007 Three-Year Plan based on our three-year average “Return on Capital Employed.” Return on Capital Employed is calculated for each fiscal year during the fiscal years 2007 through 2009 as follows:
(Net Income + Interest Expense) x (1 — Tax Rate)
Average Equity + Average Net Debt
For purposes of this calculation, the “Tax Rate” means our actual total effective income tax rate and “Average Net Debt” means our average debt less average cash.
     With respect to average Return on Capital, the Compensation Committee established (1) a threshold level of performance of 11% under which each participant will be entitled to a bonus award of 50% of the target incentive, (2) a target level of performance of 12% under which each participant will be entitled to 100% of the target incentive and (3) a maximum level of performance of 14% under which each participant will be entitled to the maximum payment of 400% of the target incentive.
     Award payments will be calculated on a straight line basis between the threshold and target level and between the target and maximum level. The Compensation Committee will adjust any award due to extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan.
     Based on audited financial statements for the fiscal years 2007 through 2009, any awards will be payable in early 2010. Awards will be paid 50% in cash and 50% in common stock, except for awards to Mr. Singer which will be paid 100% in cash. Awards of stock will be fully vested on the date of grant.

     The 2007 Three-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2006 Three-Year Plan. On April 27, 2006, the Compensation Committee adopted and approved the Lance, Inc. 2006 Three-Year Incentive Plan for Officers (the “2006 Three-Year Plan”). Under the 2006 Three-Year Plan, each participant is assigned a target incentive award based on a percentage of base salary. In fiscal year 2006, Messrs. Puckett, Thompson and Lewis were each assigned a target incentive equal to 45% of his base salary for fiscal year 2006, and Mr. Singer was assigned a target incentive equal to 30% of his base salary for fiscal year 2006 pursuant to the terms of his employment agreement. In fiscal year 2007, Mr. Patcha was assigned a target incentive award under the 2006 Three-Year Plan equal to 45% of his base salary for fiscal year 2007, prorated to January 8, 2007, his initial date of employment with us.
     Incentive awards are earned under the 2006 Three-Year Plan based on our three-year average “Return on Capital Employed.” Return on Capital Employed is calculated for each fiscal year during the fiscal years 2006 through 2008 as follows:
(Net Income + Interest Expense) x (1 — Tax Rate)
Average Equity + Average Net Debt
For purposes of this calculation, the “Tax Rate” means our actual total effective income tax rate and “Average Net Debt” means our average debt less average cash.
     Participants will receive (i) 50% of their target incentive if we achieve a threshold average Return on Capital Employed of 9.5%, (ii) 100% of their target incentive if we achieve an average Return on Capital Employed of 10.5% and (iii) up to 400% of their target incentive if we achieve an average Return on Capital Employed of up to 12.5%.
     Award payments will be calculated on a straight line basis between the threshold and target level and between the target and maximum level. The Compensation Committee has discretion to make additional adjustments to awards based on extraordinary events and other items as it deems appropriate.
     Based on audited financial statements for the fiscal years 2006 through 2008, any awards will be payable in early 2009. Awards will be paid 25% in cash, 50% in restricted stock and 25% in nonqualified stock options, except for awards to Mr. Singer which will be paid 100% in cash. Awards of stock options will vest on the date of grant and be exercisable for five years after such grant. Awards of restricted stock will be 50% vested on the date of the grant with the remaining shares vesting one year after the date of grant.
     The 2006 Three-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “ —Potential Payments upon Termination or Change in Control” below.
     2005 Three-Year Plan. During 2005, the Compensation Committee adopted and approved the Lance, Inc. 2005 Long-Term Incentive Plan for Officers (the “2005 Three-Year Plan”). Under the 2005 Three-Year Plan, each participant was assigned a target incentive based on a percentage of base salary. Mr. Lewis was assigned a target incentive equal to 45% of his base salary for fiscal year 2005. Pursuant to the terms of his employment agreement, Mr. Singer was assigned a target incentive equal to 30% of his base salary for 2005, prorated from May 11, 2005, his date of employment by us. Mr. Puckett was assigned a target incentive equal to 45% of his base salary for fiscal year 2006, prorated from January 30, 2006, his date of employment by us. Mr. Thompson was assigned a target incentive equal to 45% of his base salary for fiscal year 2006, prorated from December 19, 2005, his initial date of employment by us. Mr. Patcha was assigned a target incentive equal to 45% of his base salary for fiscal year 2007, prorated from January 8, 2007, his initial date of employment by us.
     Incentive awards are earned under the 2005 Three-Year Plan based 75% on our three-year cumulative consolidated earnings per share and 25% on our three-year compound annual growth in net revenues for the fiscal years 2005 through 2007. The threshold and target performance objectives for each of the performance measures is as follows:

	Threshold	Target
Earnings Per Share	$2.70	$2.93
Net Revenues Growth	2.6%	4.0%
     Each participant will receive 100% of the participant’s target incentive if we achieve the target objectives under the plan. The percent of payout is determined on a straight line basis for levels of achievement between the threshold and target objectives and above the target objectives. The Compensation Committee has discretion to make additional adjustments to awards based on extraordinary events and other items as it deems appropriate.
     Awards under the 2005 Three-Year Plan were payable in early 2008 based on our audited financial statements for fiscal years 2005 through 2007. Awards were payable 25% in cash, 50% in restricted stock and 25% in stock options, except for awards for Mr. Singer which will be paid 100% in cash. Based on our performance from 2005 through 2007, each of our named executive officers were paid cash incentive awards under the 2005 Three-Year Plan as described in Note 5 to the Summary Compensation Table.
     The 2005 Three-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our company. For additional information regarding these payments, see “ —Potential Payments upon Termination or Change in Control” below.
     2006 Five-Year Performance Equity Plan. On March 16, 2006, the Compensation Committee adopted and approved the Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers (the “2006 Five-Year Plan”). The plan provides for the award of performance equity units, each equivalent to one share of our Common Stock, to certain of our key executive officers. Each of Messrs. Puckett, Thompson and Lewis were granted performance equity units under the plan in 2006. In 2007, Mr. Patcha was granted performance equity units as reflected in the Grants of Plan Based Awards table above. Mr. Singer does not participate in the 2005 Five-Year Plan because of his restricted stock unit award received in connection with his employment by us.
     The performance measure under the plan is the comparison of the cumulative total return (with dividends reinvested) on $100 invested in our Common Stock over five years ending December 31, 2010 as compared to the cumulative total return (with dividends reinvested) on $100 invested in the Russell 2000 Index over the same five years. If the cumulative return on our Common Stock over the five year period equals the cumulative total return on the Russell 2000 Index over the same period, the participants will receive and vest in 41.67% of their performance equity units. If the cumulative total return on our Common Stock exceeds that on the Russell 2000 Index by $10, the participants will vest in and receive 83.33% of their units. If the cumulative total return on our Common Stock exceeds the Russell 2000 Index by $15 or more, participants will be vested in and receive 100% of their performance equity units.
     If we declare a cash dividend on our Common Stock during the five-year period, each participant will also be credited as of the applicable dividend payment date with an additional number of performance equity units equal to (a) the total cash dividend the participant would have received if their performance equity units had been actual shares of our Common Stock, divided by (b) the closing price of one share of our Common Stock on the applicable dividend payment date.
     Award payments will be calculated after the Compensation Committee has reviewed the performance level achieved after December 31, 2010 and will be paid in shares of our Common Stock. The 2006 Five-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our company. For additional information regarding these payments, see “ —Potential Payments upon Termination or Change in Control” below.
     Employment and Other Agreements. On May 11, 2005, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Singer in connection with his appointment as our Chief Executive Officer. The initial term of the Employment Agreement is three years with automatic renewals for successive one-year terms. The Employment Agreement may be terminated on 90 days written notice prior to the end of the initial term or a renewal term.
     Under the Employment Agreement, we agreed to provide Mr. Singer (i) a minimum annual base salary of $500,000 during the term of the agreement, (ii) the opportunity to participate in our Annual Performance Incentive Plan with a target annual incentive equal to 100% of base salary, (iii) perquisites, including an automobile and club dues and a tax gross-up for such dues, and (iv) such other benefits as are generally made available to similarly situated executives of our company.
     We also agreed to provide Mr. Singer with an annual long-term incentive opportunity beginning after 2005 equal to 120% of his base salary, with 75% of the annual award delivered through a grant of stock options and the remaining 25% provided as a target incentive under our Three-Year Incentive Plans. The stock options are granted with an exercise price equal to the fair market value of our Common Stock on the grant date and vest in three equal annual installments beginning on the first anniversary of the grant date. The long-term incentive awards granted to Mr. Singer in fiscal year 2007 are reflected in the Summary Compensation Table and Grants of Plan Based Awards table above. Mr. Singer has agreed to a modification of his Employment Agreement which provides that 100% of his annual long-term incentive opportunity after 2007 will be provided as a target incentive under our Three-Year Incentive Plans.
     Mr. Singer’s Employment Agreement also provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). The restricted stock units will vest on May 11, 2010 if Mr. Singer remains employed by us through that date. Under the RSU Agreement, Mr. Singer may surrender shares of our Common Stock at fair market value in payment of required income tax withholding. If we pay a cash dividend on our Common Stock, Mr. Singer will receive restricted dividend equivalent units equal to (i) the total cash dividend he would have received had the restricted stock units been actual shares of Common Stock divided by (ii) the fair market value of a share of Common Stock as of the applicable dividend payment date.
     All of the restricted stock units are designated to be settled in our Common Stock. Restricted dividend equivalent units are designated to be settled in cash. There are no voting rights with respect to the restricted stock units.
     The Employment Agreement and RSU Agreement also provide for potential payments and benefits to Mr. Singer if he is terminated under certain circumstances or in the event of a change in control of our company. For additional information regarding these potential payments, see “ —Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards
     The following table sets forth certain information with respect to outstanding equity awards at December 29, 2007 with respect to the named executive officers.
Outstanding Equity Awards
at Fiscal Year-End

	Option Awards							Stock Awards
													Equity
											Equity		Incentive Plan
											Incentive Plan		Awards:
				Equity							Awards:		Market or
				Incentive Plan							Number of		Payout Value
				Awards:							Unearned		of Unearned
	Number of	Number of		Number of							Shares, Units		Shares, Units
	Securities	Securities		Securities				Number of		Market Value	or Other		or Other
	Underlying	Underlying		Underlying				Shares or		of Shares or	Rights That		Rights That
	Unexercised	Unexercised		Unexercised		Option	Option	Units of Stock		Units of Stock	Have Not		Have Not
	Options (#)	Options (#)		Unearned		Exercise	Expiration	That Have		That Have Not	Vested (#)($)		Vested
Name	Exercisable	Unexercisable		Options (#)($)		Price ($)	Date	Not Vested (#)		Vested ($)	(1)		($)
David V. Singer	27,884	55,768	(2)			$19.645	2/8/2016	300,000	(3)	$6,252,000
		100,000	(4)			19.70	3/8/2017	24,433	(5)	509,184
Rick D. Puckett	6,250	18,750	(6)			21.055	1/30/2016	20,000	(7)	416,800	25,002	(8)	$521,042
											1,260	(9)	26,258
				$25,241	(10)						$50,482	(10)	50,482
				$39,375	(11)						$78,750	(11)	78,750
											$45,938	(12)	45,938
								850	(13)	17,714
	3,500					19.77	3/8/2012
		16,260	(4)			19.70	3/8/2014
Glenn A. Patcha		25,000	(14)			20.10	1/8/2017	20,000	(15)	416,800	20,002	(8)	$416,842
											1,008	(9)	21,007
				$12,060	(10)						$24,120	(10)	24,120
				$24,512	(11)						$49,024	(11)	49,024
											$41,250	(12)	41,250
		14,601	(4)			19.70	3/8/2014
Blake W. Thompson	7,500	7,500	(16)			18.16	12/16/2015	15,000	(17)	312,600	17,501	(8)	$364,721
											882	(9)	18,381
				$19,111	(10)						$38,222	(10)	38,222
				$28,125	(11)						$56,250	(11)	56,250
											$34,375	(12)	34,375
								675	(13)	14,067
	2,800					19.77	3/8/2012
		12,168	(4)			19.70	3/8/2014
Frank I. Lewis	1,665					7.65	4/24/2013				17,501	(8)	$364,721
											882	(9)	18,381
				$27,495	(10)						$54,990	(10)	54,990
				$28,688	(11)						$57,376	(11)	57,376
											$33,150	(12)	33,150
								1,825	(13)	38,033
	7,600					19.77	3/8/2012
		11,763	(4)			19.70	3/8/2014

(1)	Unless otherwise indicated, the number or dollar value of equity awards presented is based on the achievement of threshold performance goals.

(2)	Stock options become exercisable in three equal annual installments beginning February 8, 2007.

(3)	Restricted stock units vest on May 11, 2010.

(4)	Stock options become exercisable in three equal annual installments beginning March 8, 2008.

(5)	Dividend equivalent units vest on May 11, 2010.

(6)	Stock options become exercisable in four equal annual installments beginning January 30, 2007.

(7)	Restricted shares vest on January 30, 2009.

(8)	Performance equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan.

(9)	Performance dividend equivalent equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan.

(10)	Reflects potential awards under the 2005 Three-Year Plan, which are denominated in dollars and settled 25% in cash, 50% in restricted stock and 25% in stock options. Amounts represent the portion of the awards that is to be settled in equity, assuming the achievement of target performance goals. See “ —2005 Three-Year Plan” above for information regarding vesting of the awards.

(11)	Reflects potential awards under the 2006 Three-Year Plan, which are denominated in dollars and settled 25% in cash, 50% in restricted stock and 25% in stock options. Amounts represent the portion of the awards that is to be settled in equity, assuming the achievement of target performance goals. See “ —2006 Three-Year Plan” above for information regarding vesting of the awards.

(12)	Reflects outstanding awards under the 2007 Three-Year Plan, which are denominated in dollars and settled 50% in cash and 50% in common stock. Amounts represent the portion of the awards that is to be settled in common stock, assuming the achievement of target performance goals. See “ —2007 Three-Year Plan” above for information regarding vesting of the awards.

(13)	Restricted shares vested 50% on March 8, 2007 and 50% on March 8, 2008.

(14)	Stock options become exercisable in four equal annual installments beginning January 8, 2008.

(15)	Restricted shares vest on January 8, 2010.

(16)	Stock options become exercisable in four equal annual installments beginning December 19, 2006.

(17)	Restricted shares vest on December 19, 2008.

Option Exercises and Stock Vested
     The following table sets forth certain information with respect to option exercises and stock vested during the fiscal year ended December 29, 2007 with respect to the named executive officers.
Option Exercises and Stock Vested
Fiscal Year 2007

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares	Realized on	Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)(2)
David V. Singer	—	—	—	—
Rick D. Puckett	—	—	850	16,745
Glenn A. Patcha	—	—	—	—
Blake W. Thompson	—	—	675	13,298
Frank I. Lewis	50,085	728,064	3,025	63,673

(1)	The amounts reflected in this column reflect the difference between the market price of the shares acquired upon exercise and the exercise price of the options.

(2)	The amounts reflected in this column reflect the number of shares acquired upon vesting multiplied by the market value of such shares on the vesting date.
Supplemental Deferred Compensation Plan
     We maintain the Lance, Inc. Compensation Deferral and Benefit Restoration Plan (the “Deferral Plan”), which is a non-qualified deferred compensation plan, for certain of our key executive officers. The following table sets forth information regarding the individual accounts and benefits under the Deferral Plan for fiscal year 2007 with respect to each of the named executive officers who is a participant in the plan.
Nonqualified Deferred Compensation
Fiscal Year 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY ($)(1)	in Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	Last FYE ($)
David V. Singer	—	975	32	—	1,007
Blake W. Thompson	26,202	—	1,523	—	37,494
Frank I. Lewis	61,420	4,758	9,143	—	101,974

(1)	Amounts reflected in this column are also reported in the “Salary” column for 2007 or the “Non-Equity Incentive Plan Compensation” column for 2006 of the Summary Compensation Table.

(2)	None of the amounts reflected in this column are reported in the “All Other Compensation” column of the Summary Compensation Table for 2007. These amounts reflect amounts that were contributed by the company in fiscal year 2007 with respect to fiscal year 2006 employment.

(3)	The amounts reported in this column are not reported in the Summary Compensation Table because no earnings under the Deferral Plan are deemed to be above-market or preferential earnings.
     Participants in the Deferral Plan may elect to defer from 1% to 40% of their annual base salary and from 10% to 90% of their annual incentive award under our Annual Performance Incentive Plan. In addition, we make contributions to each participant’s account equal to the excess, if any, of (a) the profit sharing contribution that we would have made to the participant’s account under our tax-qualified Profit Sharing and 401(k) Retirement Savings

Plan (the “Profit Sharing and 401(k) Plan”) if the amount of the contribution were not limited by Section 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), over (b) the amount of the profit sharing contribution that we actually made to the participant’s account under our Profit Sharing and 401(k) Plan.
     Amounts deferred by participants and contributions made by us are deemed invested by participants in investment choices that are made available by the plan administrator, which are the same investment choices available under our Profit Sharing and 401(k) Plan.
     Participants may generally select from the following payment options for each account under the plan:
(a)	a single lump sum payment made seven months after termination of employment;

(b)	a single lump sum payment made in a year specified by the participant that is before the seventh month after termination of employment;

(c)	annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning seven months after termination of employment; or

(d)	annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning in a year specified by the participant that is before the seventh month after termination of employment.
     The payment options described under (b) and (d) above are not available for balances with respect to our contributions under the plan. If a participant dies, the participant’s account balances will be payable to the participant’s beneficiary in either a single lump sum or five annual installments as elected by the participant. If a participant elects to receive annual installments, the amount payable on each installment date will be equal to the balance in the participant’s account divided by the number of payments to be made. Participants may also be permitted to withdraw a portion of their accounts in the event of certain unforeseeable emergencies.
Potential Payments upon Termination or Change in Control
     We have entered into agreements and maintain certain plans that require us to provide compensation or other benefits to certain of our executive officers, including the named executive officers, in connection with certain events related to a termination of employment or a change in control of our company. The following is a description of certain provisions of those agreements and plans as they relate to the named executive officers.
     2007 Annual Performance Incentive Plan. We maintain an annual performance incentive plan for certain of our key executive officers, as described above under “ —Summary of Compensation and Plan Based Awards—2007 Annual Performance Incentive Plan.”
     In the event of death, permanent disability or retirement, each participant in the 2007 Annual Plan would be paid a pro rata amount based on the higher of the participant’s target incentive or our actual performance under the 2007 Annual Plan after the end of the plan year. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a “change in control,” each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the year-to-date, based on the number of days in the year preceding the change in control.
     Under the 2007 Annual Plan, a “change in control” will generally be deemed to occur upon:
•	the acquisition of 25% or more of the combined voting power of our securities by any person or group, other than a trustee or fiduciary holding securities under one of our employee benefit plans, a corporation owned by our current stockholders or the Van Every Family, which consists of the descendents of Salem A. Van Every, Sr. and their spouses;

•	a change in the majority of our Board of Directors over a two year period;

•	approval by the stockholders of a plan of complete liquidation of our company or the sale of substantially all of our assets to an entity of which our current stockholders own less than 60% of the voting control; or

•	a merger, consolidation or reorganization after which our current stockholders own less than 60% of the voting control of our company or the surviving entity.
     2007 Stock Option Plan. We maintain a stock option plan for certain of our key executive officers and managers, as described above under “ —Summary of Compensation and Grants of Plan Based Awards—2007 Stock Option Plan.”
     In the event of death, stock options granted under the 2007 Stock Option Plan will become fully vested and will remain exercisable for a period of one year following the date of death (or, if earlier, the original expiration date of the option). In the event of disability, stock options will become fully vested as of the date of termination and will remain exercisable through the original expiration date of the option.
     Upon retirement, vested stock options will remain exercisable for a period of three years following retirement (or, if earlier, the original expiration date of the option), and unvested options will continue to vest for a period of six months after retirement. After six months, any remaining unvested stock options will be forfeited. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of voluntary termination (other than retirement), all vested and unvested stock options granted under the 2007 Stock Option Plan will cease to be exercisable as of the date of the termination. Upon an involuntary termination, vested stock options will remain exercisable for a period of 30 days following the date of termination (or, if earlier, the original expiration date of the option) and unvested stock options will be terminated.
     In the event of a change of control, the vesting of awards will be accelerated to fully vest upon the effective date of the change in control. The definition of a change in control is substantially similar to the definition described above under “ —Potential Payments upon Termination or Change in Control—2007 Annual Performance Incentive Plan.”
     Three-Year Incentive Plans. We maintain three-year performance incentive plans (the “Three-Year Plans”) as described above under “ —Summary of Compensation and Grants of Plan Based Awards—2007 Three-Year Plan,” “—2006 Three-Year Plan” and “ —2005 Three-Year Plan.”
     In the event of death, permanent disability or retirement, each participant in a Three-Year Plan would receive a pro rata cash payment based on our actual performance under the applicable Three-Year Plan for the three-year performance period. In addition, any unvested restricted stock options will become vested pro rata based on the number of full months completed since the date of grant. The term “retirement” is defined in the Three Year Plans as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the completed fiscal years preceding the change in control, with the proration based on the number of days in the plan years preceding the change in control. In addition, all unvested grants of restricted stock will become fully vested. The definition of a change in control is substantially similar to the definition described above under “ —Potential Payments upon Termination or Change in Control—2007 Annual Performance Incentive Plan.”
     2006 Five-Year Performance Equity Plan. We maintain a five-year performance equity plan as described above under “ —Summary of Compensation and Grants of Plan Based Awards—2006 Five-Year Performance Equity Plan.”
     In the event of death, disability or retirement, each participant in the 2006 Five-Year Plan will receive a pro rata payment based on the time in which the individual participated in the plan and our actual performance under the 2006-Five Year Plan. The term “retirement” is defined in the Three Year Plans as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.

     In the event of a change in control, each participant will be entitled to a pro rata payment calculated based on the actual average results under the 2006 Five-Year Plan for the 90 days ending on the day before the change in control, with such proration based on the number of days in the plan years preceding the change in control. In addition, the dollar amounts of the performance goals will also be prorated based on the number of days in the plan years preceding the change in control. The definition of a change in control is substantially similar to the definition described above under “ —Potential Payments upon Termination or Change in Control—2007 Annual Performance Incentive Plan.”
     Compensation Deferral and Benefits Restoration Plan. We maintain a nonqualified supplemental deferred compensation plan, the Deferral Plan, as described above under “ —Supplemental Deferred Compensation Plan.” Under the Deferral Plan, participants are entitled to certain payments in connection with a termination of employment or death. See the above description of the Deferral Plan for a description of the terms and conditions of the Deferral Plan with respect to such payments.
     Agreements with the Chief Executive Officer. On May 11, 2005, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Singer in connection with his appointment as our Chief Executive Officer. If Mr. Singer’s employment is terminated by us without cause, we would be required to provide Mr. Singer with the following:
(a)	a payment equal to his accrued base salary and benefits as of the date of termination;

(b)	a pro-rata payment under our Annual Performance Incentive Plan based on the actual results for the year;

(c)	an amount equal to two times his base salary plus two times his current year target incentive under our Annual Performance Incentive Plan;

(d)	up to 24 months of health insurance and dental plan coverage;

(e)	a pro-rata payment with respect to each outstanding performance cycle under our Three-Year Incentive Plans based on the actual results for the performance cycle;

(f)	immediate vesting of all unvested options and the ability to immediately exercise such options; and

(g)	any other amounts or benefits required to be paid under any of our other agreements, plans, policies or arrangements through the date of termination.
     In the event of termination for death or disability, we have agreed to provide Mr. Singer with the payments and benefits listed under items (a), (b), (e), (f) and (g) above.
     Mr. Singer is also a party to a Compensation and Benefits Assurance Agreement (a “Benefits Agreement”), which will continue for as long as he is employed with us under the terms of his Executive Employment Agreement, as described above. In the event of a change in control, there is an automatic three-year extension of the Benefits Agreement.
     Benefits are payable under the Benefits Agreement only if one of the following events occurs within three years after a change in control: involuntary termination without cause; voluntary termination for good reason; voluntary termination for any reason during the thirteenth month after a change in control; or breach of the Benefits Agreement by us or our successor. We refer to each of these covered events as a “qualifying termination.” The definition of a change in control is substantially similar to the definition described above under “ —Potential Payments upon Termination or Change in Control—2007 Annual Performance Incentive Plan.”
     If a qualifying termination occurs within three years following a change in control, Mr. Singer would receive the following:
(a)	his accrued base salary and benefits as of the date of termination;

(b)	an amount equal to three times his base salary plus three times the greater of his prior year cash incentive or current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata payment based on the greater of his current year target incentive or the actual incentive earned through the date of the termination under our Annual Performance Incentive Plan;

(d)	an amount equal to the amounts paid under items (a), (b) and (c) above multiplied by the highest percentage of his compensation contributed to his account under our qualified profit sharing plan during the three years prior to termination;

(e)	up to 36 months of health and dental plan insurance;

(f)	outplacement services for up to one year, with a maximum cost of 10% of his base salary;

(g)	immediate vesting of all unvested stock options; and

(h)	an amount equal to any Federal excise taxes payable by the executive.
     Mr. Singer’s Employment Agreement, as described above, provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). Under the RSU Agreement, Mr. Singer’s restricted stock units would become fully vested upon (i) a qualifying termination following a change in control or (ii) termination due to death or disability. In the event of involuntary termination without cause, Mr. Singer’s restricted stock units would vest as follows: 16.67% prior to May 11, 2006; 33.33% on or after May 11, 2006; 50.00% on or after May 11, 2007; 66.67% on or after May 11, 2008; 83.33% on or after May 11, 2009; and 100% on or after May 11, 2010. The restricted stock units will be forfeited upon a termination for cause or if Mr. Singer resigns.
     The following table sets forth the estimated payments and benefits that would have been payable to Mr. Singer under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 29, 2007.
DAVID V. SINGER

								Qualifying
								Termination
	Involuntary							Within 3
	Termination							Years after a
	Without		Death or				Change in	Change in
Benefits and Payments upon Termination	Cause		Disability		Retirement		Control	Control
Base Salary	$1,100,000		—		—		—	$1,650,000
Annual Performance Incentive	1,584,000		$550,000		$550,000		$550,000	2,200,000
Incentive Under 2005 Three-Year Plan	150,000		150,000		150,000	(5)	150,000	—
Incentive Under 2006 Three-Year Plan	100,000		100,000		100,000	(5)	100,000	—
Incentive Under 2007 Three-Year Plan	55,000		55,000		55,000	(5)	55,000	—
Accelerated Vesting of Stock Options(1)	180,643		180,643		—		180,643	—
Accelerated Vesting of Restricted Stock	3,380,592	(2)	6,761,184	(4)	—		—	6,761,184	(4)
Supplemental Deferred Compensation Plan	1,007		1,007		1,007		—	1,007
Profit Sharing “Make Whole”	—		—		—		—	107,250
Health and Dental Insurance	16,667	(3)	—		—		—	25,000	(6)
Outplacement services	—		—		—		—	55,000	(7)
Excise tax gross-up	—		—		—		—	2,566,408	(8)

Total	$6,567,908		$7,797,833		$856,007		$1,035,643	$13,365,849

(1)	Amount reflects accelerated vesting of 55,768 options with an exercise price of $19.645 and 100,000 options with an exercise price of $19.7. The fair market value of the Common Stock was $20.84 per share on December 28, 2007.

(2)	Amount reflects accelerated vesting of 50% of the 324,433 restricted stock units (300,000 restricted stock units plus 24,433 restricted dividend equivalent units) awarded to Mr. Singer under his RSU Agreement. The value was determined by multiplying the number of accelerated restricted stock units by the market price of a share of Common Stock on December 28, 2007 ($20.84).

(3)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for two years.

(4)	Amount reflects accelerated vesting of 100% of the 324,433 restricted stock units (300,000 restricted stock units plus 24,433 restricted dividend equivalent unites) awarded to Mr. Singer under his RSU Agreement. The value was determined by multiplying the number of accelerated restricted stock units by the market price of the Common Stock on December 30, 2007 ($20.84).

(5)	Assumes target performance would be achieved for the three-year performance periods.

(6)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for thirty-six months.

(7)	Amount reflects the maximum amount of outplacement services that would be provided under Mr. Singer’s Benefits Assurance Agreement.

(8)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
     Agreements with the Other Named Executive Officers. Each of the named executive officers, other than the Chief Executive Officer, is party to an Executive Severance Agreement (the “Severance Agreements”). The Severance Agreements are substantially identical.
     Under the Severance Agreements, each of Messrs. Puckett, Patcha, Thompson and Lewis would be entitled to the following payments in the event of an involuntary termination without cause:
(a)	accrued base salary and benefits as of the date of termination;

(b)	an amount equal to base salary plus current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata incentive payment based on the greater of prior year actual incentive or current year target incentive under the Annual Performance Incentive Plan.
     The initial term of the Severance Agreements is three years with automatic renewals for successive one-year terms. Each Severance Agreement may be terminated on one year’s notice prior to the end of an initial or renewal term.
     Each of Messrs. Puckett, Patcha, Thompson and Lewis are parties to a Compensation and Benefits Assurance Agreement (the “Benefits Agreements”). Each of the Benefits Agreements is substantially identical to Mr. Singer’s Benefits Agreement, as described above under “ —Potential Payments upon Termination or a Change in Control—Agreements with the Chief Executive Officer,” with the exception of the termination provisions.
     For Messrs. Puckett, Patcha, Thompson and Lewis, the initial term of each of their Benefits Agreements is three years. After the initial term, each Benefits Agreement automatically renews for successive one-year terms and may be terminated by us on one-year’s notice prior to the end of an initial or renewal term. In the event of a change in control, there is an automatic three-year extension of each Benefits Agreement. Mr. Singer’s Benefits Agreement will continue for as long as he is employed by us under the terms of his Employment Agreement.

     The following tables set forth the estimated payments and benefits that would have been payable to each of the named executive officers, other than the Chief Executive Officer, under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 29, 2007.
RICK D. PUCKETT

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$367,500	—		—		—		$1,102,500
Annual Performance Incentive	367,500	$183,750		$183,750		$183,750		735,000
2005 Three-Year Plan	—	118,125	(2)	118,125	(2)	118,125	(2)	—
2006 Three-Year Plan	—	100,625	(2)	100,625	(2)	100,625	(2)	—
2007 Three-Year Plan	—	30,625	(2)	30,625	(2)	30,625	(2)	—
2006 Five-Year Plan	—	237,992	(3)	237,992	(3)	237,992	(3)	—
Accelerated Vesting of Stock Options (1)	—	18,536		—		18,536		—
Accelerated Vesting of Restricted Stock	—	279,574		279,574		434,514		—
Profit Sharing “Make Whole”	—	—		—		—		53,747
Health and Dental Insurance	—	—		—		—		25,000	(4)
Outplacement services	—	—		—		—		73,500	(5)
Excise tax gross-up	—	—		—		—		344,690	(6)

Total	$735,000	$969,228		$950,691		$1,124,167		$2,334,437

(1)	Amount reflects accelerated vesting of 6,250 options with an exercise price of $21.055 and 16,260 options with an exercise price of $19.70. The fair market value of the Common Stock was $20.84 per share on December 28, 2006.

(2)	Assumes target performance would be achieved for the three-year performance periods.

(3)	Assumes the achievement of a vesting rate of 45.3%.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance Agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
GLENN A. PATCHA

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$330,000	—		—		—		$990,000
Annual Performance Incentive	330,000	$165,000		$165,000		$165,000		660,000
2005 Three-Year Plan	—	49,500	(2)	49,500	(2)	49,500	(2)	—
2006 Three-Year Plan	—	99,000	(2)	99,000	(2)	99,000	(2)	—
2007 Three-Year Plan	—	27,500	(2)	27,500	(2)	27,500	(2)	—
2006 Five-Year Plan	—	190,393	(3)	190,393	(3)	190,393	(3)	—
Accelerated Vesting of Stock Options (1)	—	35,145		—		35,145		—
Accelerated Vesting of Restricted Stock	—	138,933		138,933		416,800		—
Profit Sharing “Make Whole”	—	—		—		—		—
Health and Dental Insurance	—	—		—		—		25,000	(4)
Outplacement services	—	—		—		—		66,000	(5)
Excise tax gross-up	—	—		—		—		327,720	(6)

Total	$660,000	$705,471		$670,326		$983,338		$2,068,720

(1)	Amount reflects accelerated vesting of 25,000 options with an exercise price of $20.10 and 14,601 options with an exercise price of $19.70. The fair market value of the Common Stock was $20.84 per share on December 28, 2006.

(2)	Assumes target performance would be achieved for the three-year performance periods.

(3)	Assumes the achievement of a vesting rate of 45.3%.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance Agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
BLAKE W. THOMPSON

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$265,200	—		—		—		$795,600
Annual Performance Incentive	275,000	$137,500		$137,500		$137,500		550,000
2005 Three-Year Plan	—	90,625	(2)	90,625	(2)	90,625	(2)	—
2006 Three-Year Plan	—	75,000	(2)	75,000	(2)	75,000	(2)	—
2007 Three-Year Plan	—	22,917	(2)	22,917	(2)	22,917	(2)	—
2006 Five-Year Plan	—	166,594	(3)	166,594	(3)	166,594	(3)	—
Accelerated Vesting of Stock Options (1)	—	33,972		—		33,972		—
Accelerated Vesting of Restricted Stock	—	218,950		218,950		326,667		—
Supplemental Deferred Compensation Plan	37,494	37,494		37,494		—		37,494
Profit Sharing “Make Whole”	—	—		—		—		40,219
Health and Dental Insurance	—	—		—		—		25,000	(4)
Outplacement services	—	—		—		—		53,040	(5)
Excise tax gross-up	—	—		—		—		273,622	(6)

Total	$577,694	$783,052		$749,080		$853,275		$1,774,975

(1)	Amount reflects accelerated vesting of 7,500 options with an exercise price of $18.16 and 12,168 options with an exercise price of $19.70. The fair market value of the Common Stock was $20.84 per share on December 28, 2006.

(2)	Assumes target performance would be achieved for the three-year performance periods.

(3)	Assumes the achievement of a vesting rate of 45.3%.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance Agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.

FRANK I. LEWIS

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$265,200	—		—		—		$795,600
Annual Performance Incentive	265,200	$132,600		$132,600		$132,600		530,400
2005 Three-Year Plan	—	109,981	(2)	109,981	(2)	109,981	(2)	—
2006 Three-Year Plan	—	79,560	(2)	79,560	(2)	79,560	(2)	—
2007 Three-Year Plan	—	21,850	(2)	21,850	(2)	21,850	(2)	—
2006 Five-Year Plan	—	166,594	(3)	166,594	(3)	166,594	(3)	—
Accelerated Vesting of Stock Options(1)	—	13,410		—		13,410		—
Accelerated Vesting of Restricted Stock	—	28,525		28,525		38,033		—
Supplemental Deferred Compensation Plan	101,974	101,974		101,974		—		101,974
Profit Sharing “Make Whole”	—	—		—		—		38,786
Health and Dental Insurance	—	—		—		—		25,000	(4)
Outplacement services	—	—		—		—		53,040	(5)
Excise tax gross-up	—	—		—		—		181,219	(6)

Total	$632,374	$654,494		$641,084		$562,028		$1,732,019

(1)	Amount reflects accelerated vesting of 11,763 options with an exercise price of $19.70. The fair market value of the Common Stock was $20.84 per share on December 28, 2006.

(2)	Assumes target performance would be achieved for the three-year performance periods.

(3)	Assumes the achievement of a vesting rate of 45.3%.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance Agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
Equity Compensation Plans
     The following table sets forth certain information as of December 29, 2007, concerning outstanding options and rights to acquire Common Stock granted to participants in all of our equity compensation plans (including the Directors Plan) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.
Equity Compensation Plan Information

	Number of		Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options,	securities reflected in
	and rights	warrants and rights	column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,311,590	$16.74	1,976,391

Equity compensation plans not approved by security holders	—	—	—

Total	1,311,590	$16.74	1,976,391

(1)	Includes the 1995 Directors Plan, which was approved by the stockholders on April 21, 1995, the Lance, Inc. 1997 Incentive Equity Plan, which was approved by the stockholders on April 18, 1997, the Lance, Inc, 2003 Key Employee Stock Plan, which was approved by the stockholders on April 24, 2003, the Lance, Inc. 2003 Director Stock Plan, which was approved by the stockholders on April 24, 2003 and the Lance, Inc. 2007 Key Employee Stock Plan, which was approved by the stockholders on April 26, 2007.
Approval of 2008 Director Stock Plan
     Our Board of Directors has adopted the Lance, Inc. 2008 Director Stock Plan (the “2008 Director Plan”), subject to approval by the stockholders at the 2008 Annual Meeting. If approved by the stockholders, the 2008 Director Plan will become effective on April 25, 2008. The 2003 Director Stock Plan will expire on April 30, 2008.
     The following description summarizes the material terms of the 2008 Director Plan, but it is qualified in its entirety by reference to the full text of the plan, which is set forth as an attachment to this Proxy Statement.
     Background and Purpose. The purpose of the 2008 Director Plan is to enable us to attract and retain persons of exceptional ability to serve as Directors and to further align the interests of Directors and stockholders in enhancing the value of our Common Stock and to encourage such Directors to remain with and to devote their best efforts to our company.
     Number of Shares; Administration. The Board of Directors has reserved 200,000 shares of Common Stock (approximately 0.6% of the outstanding shares of our Common Stock as of February 1, 2008) for issuance under the 2008 Director Plan. This number is subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions. The 2008 Director Plan is administered by the Board of Directors.
     Eligibility; Awards. The only persons eligible to receive awards under the 2008 Director Plan are our Directors who are not employed by us or any of our subsidiaries. Under the 2008 Director Plan, each eligible Director serving on the 20th day of the month following our Annual Meeting of Stockholders each year will automatically receive an annual award of up to and including 4,000 shares of restricted stock, as determined by the Board of Directors from time to time. Eligible Directors who are first elected after June 1 and before December 31 of any year will receive an initial award of up to and including 4,000 shares of restricted stock on the 20th day of the month following the date when the Director first commences service as a Director, as determined by the Board of Directors from time to time.
     Vesting. Shares of restricted stock subject to awards under the 2008 Director Plan will become vested 12 months after awarded. If the Director ceases to serve as a Director prior to such vesting date due to the Director’s death, or if there is a change of control of our company prior to such vesting date, then the shares of restricted stock will become fully vested on the date of the Director’s death or the date of the change of control, as the case may be. If the Director ceases to serve as a Director for any reason other than death before the vesting date, then the shares of restricted stock will become vested on a pro-rata basis at a rate of one-twelfth for each month the Director served after the applicable date the award was granted.
     Dividends; Voting. Eligible Directors will have the right to receive dividends with respect to the restricted shares and to vote the shares prior to vesting.
     Transfers. A Director may not sell, transfer or dispose of any of the shares of restricted stock until they become vested. In addition, we may impose additional restrictions on the sale or disposition of the shares as the Board deems necessary to comply with applicable securities laws. Certificates for shares issued under the 2008 Director Plan will bear such legends as we deem necessary to give notice of such restrictions.
     Amendment and Termination. The Board of Directors may terminate or amend the 2008 Director Plan at any time except no termination, amendment or modification can adversely affect any restricted stock award previously granted without the written consent of the Director affected by such amendment. In addition, an amendment to the 2008 Director Plan may be conditioned on the approval of the stockholders to the extent that the Board of Directors determines that stockholder approval is necessary or appropriate.
     Federal Income Tax Treatment. Upon becoming entitled to receive shares at the end of the applicable vesting period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a Director who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the Director timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. We will generally be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant.
     New Plan Benefits. There currently are nine Directors and nominees for Director that would be eligible to participate in the 2008 Director Plan. Awards will be granted under the 2008 Director Plan at the discretion of our Board of Directors and may vary from year to year. As such, the amount of restricted stock to be granted under the 2008 Director Plan is not determinable as of the date of this proxy statement.
     If the 2008 Director Plan is approved by the stockholders, the Board has determined that each of the Directors will be granted 2,000 shares of restricted stock in May 2008. The fair value of our Common Stock for all purposes under the 2008 Director Plan shall be the closing selling price per share of the Common Stock on The Nasdaq Stock Market on the determination date. As of March 12, 2008, the fair market value per share of our Common Stock was $17.53.
     We intend to register the shares issuable pursuant to the 2008 Director Plan under the Securities Act of 1933.
     Board of Directors Recommendation and Required Vote. The Board of Directors recommends a vote FOR approval of the 2008 Director Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the shares voting on the proposal, present in person or represented by proxy, at the Annual Meeting is required for approval of the 2008 Director Plan. Abstentions and shares not voted are not counted in determining a majority.
Ratification of Selection of Independent Public Accountants
     The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2008 fiscal year, ending December 27, 2008. This selection is being presented to the stockholders for their ratification at the Annual Meeting. KPMG LLP has served as our independent certified public accountants and has audited our consolidated financial statements beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
     Stockholder ratification of the selection of KPMG LLP as our independent public accountants is not required by our Bylaws or otherwise. We are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of KPMG LLP.
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by KPMG LLP and approved by the Audit Committee for the audit of our consolidated annual financial statements for the fiscal years ended December 29, 2007 and December 30, 2006 and other services rendered by KPMG LLP and approved by the Audit Committee during those periods.

	FY 2007	FY 2006
Audit Fees (1)	$591,000	$541,400
Audit-Related Fees (2)	27,350	104,814
Tax Fees (3)	12,230	9,000
All Other Fees (4)	—	—

	$630,580	$655,214

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of management’s assertion relating to internal controls over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For fiscal years 2007 and 2006, this category includes fees related to general accounting assistance.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance and review. For fiscal years 2007 and 2006, these services include the review of our federal, state and foreign tax returns.

(4)	All Other Fees consist of aggregate fees billed by KPMG LLP for products and services other than the services reported above. In fiscal year 2007 and fiscal year 2006, KPMG LLP did not bill us for any services in this category.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent public accountants in order to assure that the provision of such services does not impair the accountants’ independence. These services may include audit services, audit-related services, tax services and other services. Proposed services may either be subject to case-by-case pre-approval by the Audit Committee or may be pre-approved by the Audit Committee on a categorical basis. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson and may delegate such pre-approval authority to another member of the Audit Committee at its discretion. Any services approved by the Chairperson or such other member of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. Our Corporate Controller is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with the pre-approval policies and the fees for the services performed to date. None of the fees paid by us to the independent public accountants under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.
Board of Directors Recommendation and Required Vote
     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2008 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker “non-votes” are not counted as being cast for purposes of ratifying the selection of KPMG LLP.
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 29, 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except as previously disclosed in the proxy statement for our 2007 Annual Meeting of Stockholders.

Related Person Transactions
Policy on Review of Related Person Transactions
     It is the policy of the Board of Directors that all related party transactions must be approved by either (1) a majority of the disinterested members of the Governance and Nominating Committee of the Board of Directors or (2) a majority of independent and disinterested members of the Board of Directors. In either case, a related party transaction may not be approved by a single director. For purposes of the policy, the term “related party transaction” means any transaction that is required to be disclosed in our proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 and any material “conflict of interest” transaction with a director, as that term is defined under the North Carolina Business Corporation Act. For fiscal year 2007, there were no related party transactions that were required to be disclosed in this Proxy Statement.
Stockholder Proposals for 2009 Annual Meeting
     Any proposal that a stockholder intends to present for action at the 2009 Annual Meeting of Stockholders must be received by us no later than November 24, 2008, in order for the proposal to be included in the proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders. In addition, if we receive notice of stockholder proposals after February 15, 2009, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., Post Office Box 32395, Charlotte, North Carolina 28232.

LANCE, INC. 2008 DIRECTOR STOCK PLAN
1. Purpose and Duration of the Plan. The purpose of the Plan is to enable the Corporation to attract and retain persons of exceptional ability to serve as Directors and to further align the interests of Directors and stockholders in enhancing the value of the Common Stock and to encourage such Directors to remain with and to devote their best efforts to the Corporation.
     The Corporation establishes this Plan effective as of April 25, 2008, subject to approval by the Corporation’s stockholders prior to that date. The Plan shall remain in effect until the earlier of (i) the date that no additional shares of Common Stock are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 9 or (iii) the close of business on May 31, 2013. Upon the Plan becoming effective, no further awards shall be made under the Lance, Inc. 2003 Director Stock Plan.
2. Definitions:
     For purposes of the Plan, the following terms shall have the following meanings:
     “Annual Award” means a number of shares of Restricted Stock up to and including 4,000 shares, as the Board shall establish from time to time, awarded under the provisions of Section 5(a) below.
     “Award Date” means the 20th day of the month next following an annual stockholders meeting; provided, however, that with respect to an Initial Award, “Award Date” means the 20th day of the month next following the date the Non-Employee Director commences service as a Non-Employee Director.
     “Board” means the Board of Directors of the Corporation.
     “Change in Control” means “Change in Control” as defined under the Lance, Inc. 2003 Key Employee Stock Plan, as the same may be amended from time to time, or any successor plan thereto.
     “Common Stock” means the Common Stock, $.83-1/3 par value, of the Corporation and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 6 below.
     “Corporation” means Lance, Inc., a North Carolina corporation, and its successors and assigns.
     “Effective Date” means April 25, 2008 subject to approval by the stockholders of the Corporation.
     “Fair Market Value” of a share of Common Stock on a particular date, shall be (i) if such Common Stock is listed on a national securities exchange or a foreign securities exchange or traded on The NASDAQ Stock Market, the closing sale price of the Common Stock on said date on the national securities exchange, the foreign securities exchange or The NASDAQ Stock Market on which the Common Stock is principally traded, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, or (ii) if the Common Stock shall not be listed on a national securities exchange or a foreign securities exchange or traded on The NASDAQ Stock Market, the mean between the closing bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or any foreign securities exchange or traded on The NASDAQ Stock Market, the fair market value based on quotations for the Common Stock by market makers or other securities dealers as determined by the Board in such manner as the Board may deem reasonable.
     “Initial Award” means a number of shares of Restricted Stock up to and including 4,000 shares, as the Board shall establish from time to time, awarded under the provisions of Section 5(b) below.
     “Non-Employee Director” means an individual who is a member of the Board, but who is not an employee of the Corporation or any of its subsidiaries.
     “Plan” means the Lance, Inc. 2008 Director Stock Plan as set forth herein, as the same may be amended from time to time.

     “Restricted Stock” means the Common Stock awarded to a Non-Employee Director pursuant to Section 5 of the Plan that is subject to the vesting restrictions set forth in Section 5.
3. Administration. The Board shall be responsible for administering the Plan. The Board shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Board shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Board shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Board may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Board may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Board upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.
4. Shares Available. The maximum number of shares of Common Stock that may delivered under the Plan shall equal 200,000. Such shares shall be subject to adjustment or substitution pursuant to Section 6 below. If any shares of Restricted Stock awarded hereunder are canceled, lapse or forfeited in accordance with the provisions of Section 5 below, then such shares shall again be available for delivery under the Plan. Shares delivered under the Plan may be original issue shares or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Corporation (or the Chief Financial Officer’s designee) from time to time.
5. Restricted Stock Awards.
     (a) Annual Awards. Each Non-Employee Director serving on the Award Date shall automatically be granted an Annual Award.
     (b) Initial Awards. Each Non-Employee Director first elected after June 1 and before December 31 of any year shall automatically receive an Initial Award on the 20th day of the month next following the date the Non-Employee Director commences service as a Non-Employee Director.
     (c) No Fractional Shares. In no event shall the Corporation be obligated to issue fractional shares under this Section, but instead shall pay any such fractional share in cash based on the Fair Market Value of the Common Stock on the Award Date.
     (d) Vesting. Except as otherwise provided in this Section 5(d), shares of Restricted Stock shall become vested on the date that is 12 months after the applicable Award Date (the “Vesting Date”). If the Non-Employee Director ceases to serve as a Non-Employee Director before the Vesting Date due to the Non-Employee Director’s death, or if there is a Change in Control prior to the Vesting Date, then the shares shall become fully vested as of the date of such death or Change in Control, as applicable. If the Non-Employee Director ceases to serve as a Non-Employee Director for any reason other than death before the Vesting Date, then the shares shall vest on a pro-rata basis at a rate one-twelfth (1/12) for each month the Non-Employee Director serves as a Non-Employee Director after the applicable Award Date. Any shares not vested according to the preceding sentence shall be forfeited as of the date of such cessation of services. For purposes of pro-rata vesting, a Non-Employee Director shall be credited with a full month of service if the Non-Employee Director serves for one day during the applicable month. A Non-Employee Director may not sell, transfer or otherwise dispose of any such shares of Restricted Stock until they become vested; however, the Non-Employee Director shall have the right to receive dividends with respect to the shares and to vote the shares prior to vesting.
6. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Internal Revenue Code Section 368) or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights.
7. Resales of Shares. The Corporation may impose such restrictions on the sale or other disposition of shares issued under this Plan as the Board deems necessary to comply with applicable securities laws. Certificates for shares issued under this Plan may bear such legends as the Corporation deems necessary to give notice of such restrictions.

8. Compliance With Law and Other Conditions. No shares shall be issued under this Plan prior to compliance by the Corporation, to the satisfaction of its counsel, with any applicable laws. The Corporation shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder, except for actions (other than registration or qualification) that may be taken by the Corporation without unreasonable effort or expense and without the incurrence of any material exposure to liability.
9. Amendment, Modification and Termination of the Plan. The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of the Corporation if and to the extent the Board determines that stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Restricted Stock award previously granted under the Plan, without the written consent of the affected Non-Employee Director.
10. Miscellaneous. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the State of North Carolina. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.

000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2008.

Vote by Internet • Log on to the Internet and go to www.invisionreports.com/LNCE • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors: 01 - WILLIAM R. HOLLAND 02 - JAMES W. JOHNSTON 03 - W. J. PREZZANO					+

	☐ Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees
		01	02	03

	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

		For	Against	Abstain
2.	APPROVAL OF THE LANCE, INC. 2008 DIRECTOR STOCK PLAN.	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

3.	RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.	☐	☐	☐
We urge you to vote your shares by proxy even if you plan to attend the 2008 Annual Meeting of Stockholders. You can always change your vote at the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
■

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Lance, Inc.

Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held April 24, 2008
The stockholder signing on the reverse hereby appoints David V. Singer, Rick D. Puckett and Earl D. Leake, and each of them, proxies, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Annual Meeting of the Stockholders to be held on April 24, 2008, and at any adjournment thereof.
This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposals 2 and 3.
Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.
Please date and sign on the reverse and return promptly in the enclosed postage paid envelope.
(Continued and to be signed on the reverse side).